                                                                   Exhibit 10.13

                     CONFORMED RESTATED CREDIT AGREEMENT*


                                    between


                 KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.,
                                  as Borrower



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                     Agent


                                      and


                               CERTAIN LENDERS,
                                    Lenders


                            $15,000,000 BORROWINGS
                                $4,118,000 LCS


                               DECEMBER 22, 1994

                               TABLE OF CONTENTS
                               -----------------


SECTION 1    DEFINITIONS AND TERMS........................................................   1
      1.1    Definitions..................................................................   1
      1.2    Time References..............................................................  12
      1.3    Other References.............................................................  12
      1.4    Accounting Principles........................................................  12

SECTION 2    BORROWINGS AND LCs...........................................................  12
      2.1    Commitments..................................................................  12
      2.2    Borrowings...................................................................  12
      2.3    LCs..........................................................................  13
      2.4    Termination..................................................................  15

SECTION 3    PAYMENT TERMS................................................................  15
      3.1    Notes and Payments...........................................................  15
      3.2    Interest and Principal Payments..............................................  16
      3.3    Interest Options.............................................................  16
      3.4    Quotation of Rates...........................................................  16
      3.5    Default Rate.................................................................  16
      3.6    Interest Recapture...........................................................  16
      3.7    Interest Calculations........................................................  16
      3.8    Maximum Rate.................................................................  17
      3.9    Interest Periods.............................................................  17
      3.10   Conversions..................................................................  17
      3.11   Order of Application.........................................................  17
      3.12   Sharing of Payments, Etc.....................................................  18
      3.13   Offset.......................................................................  18
      3.14   Booking Borrowings...........................................................  18
      3.15   Basis Unavailable or Inadequate for LIBOR Rate...............................  18
      3.16   Additional Costs.............................................................  19
      3.17   Change in Laws...............................................................  19
      3.18   Foreign Lenders..............................................................  20
      3.19   Funding Loss.................................................................  20

SECTION 4    FEES.........................................................................  20
      4.1    Treatment of Fees............................................................  20
      4.2    Administration Fees..........................................................  20
      4.3    Commitment Fee...............................................................  20
      4.4    LC Fees......................................................................  20

SECTION 5    SECURITY.....................................................................  21
      5.1    Guaranty.....................................................................  21
      5.2    Collateral...................................................................  21
      5.3    Additional Security and Guaranties...........................................  21
      5.4    Collateral Documentation.....................................................  21

SECTION 6    CONDITIONS PRECEDENT.........................................................  21
      6.1    Initial Borrowing or LC......................................................  21
      6.2    All Borrowings and LCs.......................................................  21
      6.3    General......................................................................  22


SECTION 7     REPRESENTATIONS AND WARRANTIES...............................................  22
      7.1     Purpose of Credit Facility...................................................  22
      7.2     Existence, Good Standing, and Authority......................................  22
      7.3     Subsidiaries.................................................................  22
      7.4     Separate Legal Entities......................................................  22
      7.5     Authorization and Contravention..............................................  23
      7.6     Binding Effect...............................................................  24
      7.7     Financial Statements.........................................................  24
      7.8     Litigation...................................................................  24
      7.9     Taxes........................................................................  24
      7.10    Environmental Matters........................................................  24
      7.11    Employee Plans...............................................................  24
      7.12    Properties; Lien.............................................................  25
      7.13    Government Regulations.......................................................  25
      7.14    Affiliate Transactions.......................................................  25
      7.15    Debt Cross Defaults..........................................................  25
      7.16    Material Agreements..........................................................  25
      7.17    Insurance....................................................................  25
      7.18    Labor Matters................................................................  25
      7.19    Solvency.....................................................................  25
      7.20    Trade Names..................................................................  25
      7.21    Intellectual Property........................................................  26
      7.22    Full Disclosure..............................................................  26

SECTION 8     AFFIRMATIVE COVENANTS........................................................  26
      8.1     Items to be Furnished........................................................  26
      8.2     Use of Proceeds..............................................................  27
      8.3     Books and Records............................................................  27
      8.4     Inspections..................................................................  28
      8.5     Taxes........................................................................  28
      8.6     Payment of Obligations.......................................................  28
      8.7     Expenses.....................................................................  28
      8.8     Maintenance of Existence, Assets, and Business...............................  28
      8.9     Insurance....................................................................  28
      8.10    Preservation and Protection of Rights; Separate Legal Entities...............  28
      8.11    Environmental Laws...........................................................  29
      8.12    Subsidiaries.................................................................  29
      8.13    Indemnification..............................................................  29

SECTION 9     NEGATIVE COVENANTS...........................................................  29
      9.1     Taxes........................................................................  29
      9.2     [Intentionally Blank]........................................................  29
      9.3     Employee Plans...............................................................  29
      9.4     Funded Debt..................................................................  30
      9.5     Liens........................................................................  30
      9.6     Affiliate Transactions.......................................................  31
      9.7     Compliance with Laws and Documents...........................................  31
      9.8     Loans, Advances, and Investments.............................................  31
      9.9     Distributions................................................................  32
      9.10    Asset Transfers..............................................................  34
              Dissolutions, Mergers, and Consolidations....................................  34
      9.12    Assignment...................................................................  35
      9.13    Fiscal Year and Accounting Methods...........................................  35
      9.14    New Businesses...............................................................  35


     9.15    Government Regulations.......................................................  35
     9.16    Separate Legal Entities......................................................  35

SECTION 10  FINANCIAL COVENANTS...........................................................  35
     10.1    Current Ratio................................................................  35
     10.2    Tangible Net Worth...........................................................  35
     10.3    Leverage Ratio...............................................................  35
     10.4    Fixed Charges Coverage Ratio.................................................  36

SECTION 11  DEFAULT.......................................................................  36
     11.1    Obligation...................................................................  36
     11.2    Covenants....................................................................  36
     11.3    Debtor Relief................................................................  36
     11.4    Misrepresentation............................................................  36
     11.5    Judgments and Attachments....................................................  36
     11.6    Note Agreements or Intercreditor Agreement...................................  36
     11.7    Default Under Other Agreements...............................................  36
     11.8    Validity and Enforceability of Loan Papers...................................  37
     11.9    Change of Control............................................................  37
     11.10   KPC Merger or Consolidation..................................................  37

SECTION 12  RIGHTS AND REMEDIES...........................................................  37
     12.1    Remedies Upon Default........................................................  37
     12.2    KPP Company Waivers..........................................................  37
     12.3    Performance by Agent.........................................................  37
     12.4    Not in Control...............................................................  38
     12.5    Course of Dealing............................................................  38
     12.6    Cumulative Rights............................................................  38
     12.7    Application of Proceeds......................................................  38
     12.8    Diminution in Value of Collateral............................................  38
     12.9    Certain Proceedings..........................................................  38

SECTION 13   AGREEMENT AMONG LENDERS......................................................  38
     13.1    Agent........................................................................  38
     13.2    Expenses.....................................................................  40
     13.3    Proportionate Absorption of Losses...........................................  40
     13.4    Delegation of Duties; Reliance...............................................  40
     13.5    Limitation of Agent's Liability..............................................  40
     13.6    Default; Collateral..........................................................  41
     13.7    Limitation of Liability......................................................  41
     13.8    Relationship of Lenders......................................................  41
     13.9    Collateral Matters...........................................................  42
     13.10   Benefits of Agreement........................................................  42

SECTION 14  MISCELLANEOUS.................................................................  42
     14.1    Nonbusiness Days.............................................................  42
     14.2    Communications...............................................................  42
     14.3    Form and Number of Documents.................................................  43
     14.4    Exceptions to Covenants......................................................  43
     14.5    Survival.....................................................................  43
     14.6    Governing Law................................................................  43
     14.7    Invalid Provisions...........................................................  43
     14.8    Venue; Service of Process; Jury Trial........................................  43
     14.9    Amendments, Consents, Conflicts, and Waivers.................................  44


     14.10   Multiple Counterparts........................................................  44
     14.11   Successors and Assigns; Participations.......................................  45
     14.12   Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances..  46
     14.13   Entirety.....................................................................  46


                             SCHEDULES AND EXHIBITS


Schedule 2.1                Lenders, Commitments, and Wiring Instructions
Schedule 2.3                Existing LCs
Schedule 6.1                Closing Documents
Schedule 7.2                Jurisdictions of Organization and Business
Schedule 7.3                Organizational Structure
Schedule 7.8                Litigation
Schedule 7.10               Environmental Matters
Schedule 7.16               Material Agreements
Schedule 7.20               Trade Names
Schedule 8.9                Insurance
Schedule 9.8                Permitted Investments


Exhibit A                   Promissory Note
Exhibit B                   Guaranty
Exhibit C-1                 Collateral Trust and Intercreditor Agreement
Exhibit C-2                 Stock Pledge Agreement
Exhibit C-3                 First Amended and Restated Mortgage and Security Agreement
Exhibit D-1                 Notice of Borrowing
Exhibit D-2                 Notice of Conversion
Exhibit D-3                 LC Request
Exhibit D-4                 Compliance Certificate
Exhibit D-5                 Financial Statements Certificate
Exhibit E                   Opinion of Counsel
Exhibit F                   Assignment

                           RESTATED CREDIT AGREEMENT
                           -------------------------


     THIS AGREEMENT is entered into as of December 22, 1994, between KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BORROWER"), Lenders (defined below), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (successor by merger with Texas Commerce Bank, National Association) as agent for Lenders. Terms used in this agreement are defined in SECTION 1.

     Borrower, STI, and certain financial institutions are party to the Existing Credit Agreement. Concurrently with the execution and delivery of this agreement, (1) Borrower, STI, and the other KPP Companies are entering into the Note Agreements with Noteholders, (2) the KPP Companies are (directly or indirectly through intercompany loans or note assignments to Noteholders) causing a portion of the financing proceeds under the Note Agreements to be used to purchase from or pay to all of the lending institutions (other than Lenders) all of the indebtedness owed to them (and are terminating their respective commitments to lend) under the Existing Credit Agreement. Borrower has requested Agent and Lenders to enter into this agreement -- as a renewal, extension, and entire amendment and restatement of the Existing Credit Agreement -- to provide for a revolving credit of Borrowings and LCs (that may never exceed the total Commitments) for the purposes and upon the terms and conditions provided in this agreement. The Obligation under this agreement and the indebtedness under the Note Agreements are to be pari passu secured by the Collateral.

     ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Agent agree that the Existing Credit Agreement is renewed, extended, and entirely amended and restated as follows:

SECTION 1  DEFINITIONS AND TERMS.
---------  ---------------------

     1.1   Definitions.  As used in the Loan Papers:
           -----------

     AFFILIATE of a Person means any other individual or entity who (directly or indirectly through ownership, voting securities, contract, or otherwise) controls, is controlled by, or under common control with that Person. For purposes of this definition (a) "control" or similar terms mean the power to direct or cause the direction of management or policies of that Person, but (b) none of the KPP Companies or Restricted Subsidiaries at any time are "Affiliates" of each other.

     AGENT means, at any time, Texas Commerce Bank National Association (or its successor appointed under SECTION 13) acting as agent for Lenders under the Loan Papers. References to Agent in respect of LCs are to that institution in its individual capacity.

     ALTERNATE BASE RATE means, for any day, the annual interest rate (rounded upward, if necessary, to the nearest 0.0625%) equal to the highest of either (a) the Prime Rate, (b) the Secondary CD Rate plus 1%, or (c) the Federal Funds Rate plus 0.50%.

     ALTERNATE BASE RATE BORROWING means a Borrowing bearing interest at the Alternate Base Rate.

     BORROWER is defined in the preamble to this agreement.

     BORROWER COMPANIES means Borrower and its Subsidiaries (other than, for all purposes except financial reporting and financial covenant calculations, its Insignificant Subsidiaries).

     BORROWER PARTNERSHIP AGREEMENT means the Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Operating Partnership, L.P., dated September 27, 1989, a certified copy of which has been delivered to Agent under
SCHEDULE 6.1.

     BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers, either as an original disbursement of funds or the continuation of an outstanding amount, (b) as a payment of a draw under a LC, or
(c) by any Agent or Lender in accordance with, and to satisfy the obligations of any KPP Company under, any Loan Paper.

     BORROWING DATE is defined in SECTION 2.2(A).

     BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Texas or New York and (b) for purposes of any LIBOR Rate Borrowing, a day when commercial banks are open for international business in London.

     CODE means the Internal Revenue Code of 1986.

     COLLATERAL means (a) all present and future issued and outstanding capital stock of STS, (b) Borrower's material and integrally-related pipelines and terminals (and the related assets integral to the operation of those pipelines and terminals), and (c) all other types and items of property described as collateral in the Security Documents.

     COLLATERAL TRUSTEE means, at any time, Texas Commerce Bank National Association (or its successor appointed under the Intercreditor Agreement) acting as collateral trustee under the Intercreditor Agreement, Mortgage, and Pledge Agreement.

     COMMITMENT means, for each Lender, the amount stated beside its name on
SCHEDULE 2.1, which amount is subject to reduction and cancellation under this agreement.

     COMMITMENT PERCENTAGE means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments.

     COMMITMENT USAGE means, at any time, the sum of the Principal Debt plus the LC Exposure.

     COMPLIANCE CERTIFICATE means, for any Person, a certificate substantially in the form of EXHIBIT D-4 and signed by a Responsible Officer of that Person.

     CURRENT FINANCIALS means, for KPP or Borrower, as the case may be (a) either (i) their respective consolidated Financial Statements for the year ending December 31, 1993, together with their Financial Statements for the portion of the fiscal year ending on September 30, 1994, or (ii) at any time after their respective annual Financial Statements are first delivered under
SECTION 8.1, their annual consolidated Financial Statements then most recently delivered to Lenders under SECTION 8.1, together with their quarterly Financial Statements then most recently delivered to Lenders under SECTION 8.1, but (b) does not include the results of operation and cash flows for any Company for the time period before it becomes a member of KPP's or Borrower's, as the case may be, consolidated group except for any periods for which that Company's Financial Statements were audited by an accounting firm reasonably acceptable to Agent.

     DEBT -- for any Person, at any time, and without duplication -- means (a) any obligation of that Person either for borrowed money or incurred for the purchase price of assets or services, (b) any indebtedness or obligation secured by or constituting a Lien on property of that Person, whether or not that Person is directly liable for that indebtedness or obligation, (c) the face amount of all LCs, other letters of credit, bankers' acceptances, or similar facilities, whether drawn or undrawn, for which that Person is the account party, (d) every lease obligation that should under GAAP be reflected on that Person's balance sheet as a capitalized-lease obligation, (e) the net amount payable by that Person for settlement of all interest-rate swaps or similar arrangements (based on the assumption that each such swap or similar arrangement terminated) as of the end of the most-recently-ended-fiscal quarter of that Person, and (f) all Guaranty Liabilities of that Person in respect of Debt of any other person or entity.

     DEBTOR LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, fraudulent transfer or conveyance, or similar Laws generally affecting creditors' Rights.

     DEFAULT is defined in SECTION 11.

     DEFAULT PERCENTAGE means, for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt.

     DEFAULT RATE means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the then-existing Alternate Base Rate plus 2.0% or (b) the Maximum Rate.

     DETERMINING LENDERS means, at any time, any combination of Lenders holding at least 51% of either the total Commitments or, if the Commitments have been cancelled or terminated, the Commitment Usage.

     DISTRIBUTION, for any shares of any capital stock, partnership units or interests, or other equity securities or interests (for purposes of this definition, "SECURITIES") issued by a Person, means (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend or other distribution with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

     EBITDA -- for any Person, for any period, and without duplication -- means the sum of net income plus (to the extent actually deducted in calculating net income) deferred Taxes, depreciation, amortization, and cash interest payments on Debt (including the interest portion of capitalized leases).

          (a) Solely for the purposes of determining LIBOR Rate or whether Funded Debt may be assumed or incurred in connection with the purchase of assets of any Person or in connection with a merger or consolidation but specifically not for the purposes of SECTIONS 10.3 and 10.4:

                 (i) the determination of consolidated EBITDA for any 12-calendar-month period includes the consolidated EBITDA attributable solely to the assets or Person that has been or is proposed to be purchased or merged or consolidated with for that period, after elimination of the portions of earnings included in that consolidated EBITDA that are or may be attributable to (A) operations to be discontinued, (B) sources of revenues that are unavailable to the KPP Companies after the purchase, merger, or consolidation, (C) the gain (net of any Tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, (D) the total amount of unusual or nonrecurring gains (net of any Tax effect), and (E) other adjustments (such as additional or increased expenses) appropriate to reflect the earnings that would have been realized by the KPP Companies had the purchase of property or Person or the merger or consolidation occurred at the inception of that period; only if

               (ii) KPP's chief financial officer provides to Agent a certificate, in form and substance acceptable to Agent, reflecting the determination of the earnings so attributable to that property or Person, which certificate must specifically be based upon, reference and attach either (A) audited Financial Statements that reflect the earnings figures used in that determination and any other source of information used in that certificate or (B) unaudited Financial Statements that reflect the earnings figures used in that determination, which must be prepared in accordance with

          GAAP (and be accompanied by a certificate of that chief financial officer certifying that they were so prepared), be in form and detail (and otherwise) acceptable to Determining Lenders in their reasonable discretion.

          (b) For purposes of this definition, the term net income in respect of KPP and its Subsidiaries excludes (i) portions of earnings properly attributable to minority interests (but without excluding the portion of earnings attributable to KPC's 1% general partnership ownership in Borrower), (ii) the loss or earnings of any Subsidiary that is not consolidated with KPP for financial reporting purposes, (iii) except as otherwise expressly provided, the loss or earnings of any Subsidiary for the period before it became a Subsidiary, (iv) the loss or gain of any sale of any capital assets other than in the ordinary course of business, and
     (iv) all nonrecurring losses or gains (net of any Tax effect).

     EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any KPP Company.

     ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

     ERISA means the Employee Retirement Income Security Act of 1974.

     EXISTING CREDIT AGREEMENT means the Credit Agreement dated as of March 1, 1993, between Borrower, certain lenders (including one or more Lenders under this agreement), and, acting as agent for those lenders, Texas Commerce Bank, National Association, and Texas Commerce Bank National Association, providing for extensions of credit to Borrower of up to $75,000,000.

     EXISTING LCS means the one or more letters of credit issued by Agent or any of Agent's Affiliates for the account of any KPP Company before the date of this agreement and that are described on SCHEDULE 2.3.

     EXISTING-LC EXPOSURE means the total undrawn and face amount of the Existing LCs.

     FEDERAL-FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or
(b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal-funds brokers of recognized standing selected by Agent in its sole discretion.

     FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract between Borrower and Agent or any Lender or another Person reasonably acceptable to Determining Lenders, which is intended to reduce or eliminate the risk of fluctuations in interest rates and which is legal and enforceable under applicable Law.

     FINANCIAL STATEMENTS, for a Person, means balance sheets, profit and loss statements, reconciliations of capital and surplus or partners' capital accounts, and statements of cash flow prepared (a) according to GAAP, (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any consolidated Subsidiaries during the applicable period.

     FINANCIAL STATEMENTS CERTIFICATE means a certificate substantially in the form of EXHIBIT D-5.

     FUNDED DEBT -- for any Person, at any time, and without duplication -- means (a) any obligation (including, without limitation, the scheduled current portion of that obligation) of that Person (i) either for borrowed money or incurred for the purchase price of assets or services and (ii) which has a final maturity of (or is renewable or extendable at that Person's option to a final maturity beyond) one year or more from the date that obligation was incurred,
(b) any indebtedness or obligation secured by or constituting a Lien on property of that Person, whether or not that Person is directly liable for that indebtedness or obligation, (c) the face amount of all LCs, other letters of credit, bankers' acceptances, or similar facilities, whether drawn or undrawn, for which that Person is the account party and which have a final maturity of one year or more from the date of issuance or creation, as the case may be, (d) every lease obligation that should under GAAP be reflected on that Person's balance sheet as a capitalized-lease obligation, (e) the net amount payable by that Person for settlement of all interest-rate swaps or similar arrangements (based on the assumption that each such swap or similar arrangement terminated) as of the end of the most-recently-ended-fiscal quarter of that Person, and (f) all Guaranty Liabilities of that Person in respect of Funded Debt of any other person or entity.

     FUNDING LOSS means any loss or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Agent or the Lender claiming such loss or expense) to take any Borrowing that it has requested under this agreement, or (b) Borrower prepays or pays any LIBOR Rate Borrowing or converts any LIBOR Rate Borrowing to an Alternate Base Rate Borrowing, in each case, before the last day of the applicable Interest Period.

     GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     GECC LEASES means the equipment leases, as amended, dated December 1, 1981, and March 31, 1982, executed by First Security Bank of Utah, N.A., and Robert S. Clark (each acting as a trustee under a trust indenture dated December 1, 1981), General Electric Capital Corporation (as lessor), and KPC (as original lessee), all of KPC's obligations under which have been assumed by Borrower under an assumption agreement dated September 21, 1989.

     GUARANTORS means KPP, STS, STOP, and STI.

     GUARANTY means the Guaranty substantially in the form of EXHIBIT B.

     GUARANTY LIABILITY -- of any Person, at any time, and without duplication -
- means (a) any guarantee or endorsement by that Person of obligations of any other person or entity (other than endorsements for purposes of collection in the ordinary course of business), (b) any obligation of that Person to purchase goods, services, notes, or securities for the purpose of supplying funds for the purchase, payment, or satisfaction of (or measured by) any obligations of any other person or entity, (c) any other contingent obligation of that Person in respect of, or to purchase or otherwise acquire or service, obligations of, any other person or entity, (d) any obligation of that Person, whether or not contingent, in respect of the obligations of a general or limited partnership of which that Person is a general partner (unless the holder of that obligation has agreed to waive all recourse to that Person for that obligation), and (e) every obligation of that Person for obligations of any other person or entity if that Person has in effect guaranteed by an agreement (contingent or otherwise) to (i) make a loan, advance, or capital contribution to, or other investment in, that other person or entity for the purpose of assuring or maintaining a minimum equity, asset base, working capital, or other balance sheet condition for that other person or entity on any date, (ii) provide funds for the payment of any liability, dividend, or stock liquidation payment of or by that other person or entity, or (iii) otherwise supply funds to or in any manner invest in that other person or entity for that purpose.

     HAZARDOUS SUBSTANCE means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or (b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

     INSIGNIFICANT SUBSIDIARY means a Subsidiary that contributes less than 5% of its parent's consolidated EBITDA, except that (a) if all of the Subsidiaries that would have otherwise been "Insignificant Subsidiaries" of a common parent collectively contribute 5% or more of the parent's consolidated EBITDA, then none of those Subsidiaries are "Insignificant Subsidiaries," and (b) no KPP Company or Restricted Subsidiary is ever an "Insignificant Subsidiary" under any circumstances.

     INTERCREDITOR AGREEMENT means the Collateral Trust and Intercreditor Agreement dated as of December 22, 1994, between Agent, Lenders, Noteholders, and Collateral Trustee, consented to by each KPP Company, and in substantially the form of EXHIBIT C-1.

     INTEREST PERIOD is determined in accordance with SECTION 3.9.

     KPC means Kaneb Pipe Line Company, a Delaware corporation.

     KPC COMPANIES means KPC and its Subsidiaries (other than its Insignificant Subsidiaries).

     KPC CREDIT AGREEMENT means the Revolving Credit Agreement dated as of October 11, 1993, between KPC (as borrower) and Texas Commerce Bank National Association (the successor by merger with Texas Commerce Bank, National Association).

     KPP means Kaneb Pipe Line Partners, L.P., a Delaware limited partnership.

     KPP COMPANIES means KPP, Borrower, STS, STOP, and STI.

     KPP PARTNERSHIP AGREEMENT means the Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Partners, L.P., dated April 26, 1993, a certified copy of which has been delivered to Agent under SCHEDULE 6.1.

     KSI means Kaneb Services, Inc., a Delaware corporation.

     KSI COMPANIES means KSI and its Subsidiaries (other than its Insignificant Subsidiaries).

     LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

     LENDER LIENS means Liens in favor of Agent for Lenders, in favor of any Lender, or in favor of Collateral Trustee and securing any of the Obligation, which Liens are, unless otherwise specified, subject to the Intercreditor Agreement until it has been terminated.

     LENDERS means the financial institutions -- including, without limitation, Agent (possibly acting through one or more of its Affiliates for LCs) in respect of its share of Borrowings and LCs -- named on SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, delivered by Agent under this agreement, and, subject to this agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this agreement).

     LC means a documentary or standby letter of credit issued by Agent or any of its Affiliates under this agreement and under a LC Agreement.

     LC AGREEMENT means a letter of credit application and agreement or reimbursement agreement (in form and substance satisfactory to Agent) submitted and executed by Borrower to Agent or any of its Affiliates for an LC for the account of any KPP Company.

     LC EXPOSURE means, without duplication, the sum of the total face amount of all undrawn and uncancelled LCs plus the total unpaid reimbursement obligations of Borrower under drawings under any LC.

     LC REQUEST means a request substantially in the form of EXHIBIT D-3.

     LIBOR RATE means, for a LIBOR Rate Borrowing and for its Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the sum of:

          (a) The quotient obtained by dividing (i) the rate that deposits in United States dollars are offered by major banks to other major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of that Interest Period in an amount comparable to the amount of that LIBOR Rate Borrowing and having a maturity approximately equal to the applicable Interest Period, by (b) one minus the Reserve Requirement (expressed as a decimal) for that relevant Interest Period; plus

          (b) A margin of interest that, for any day, is determined on the basis of the ratio of the KPP's consolidated Funded Debt to EBITDA as follows:

             ===================================================================
                   RATIO OF FUNDED DEBT TO EBITDA                     MARGIN
             ===================================================================
              2.50 to 1.00 or more                                    1.125%
             -------------------------------------------------------------------
              Less than 2.50 to 1.00, but 2.00 to 1.00 or more        0.875%
             -------------------------------------------------------------------
              Less than 2.00 to 1.00, but 1.75 to 1.00 or more        0.750%
             -------------------------------------------------------------------
              Less than 1.75 to 1.00, but 1.50 to 1.00 or more        0.625%
             -------------------------------------------------------------------
              Less than 1.50                                          0.500%
             ===================================================================

     For purposes of calculating that ratio, EBITDA is calculated on for the KPP Companies' most recently-completed-four-fiscal quarters, and Funded Debt is determined as of the day the margin of interest is determined. EBITDA is determined from the Current Financials and related Compliance Certificate then most recently delivered to Agent, effective as of the date received by Agent. If Borrower fails to timely furnish to Agent any Financial Statements and related Compliance Certificates required by this agreement, then the margin of 1.125% shall apply and remain in effect until Borrower furnishes them to Agent.

     LIBOR RATE BORROWING means a Borrowing bearing interest at the LIBOR Rate.

     LIEN means, with respect to any asset, any Right or interest in that asset of a creditor to secure obligations, indebtedness, or claims owed to that creditor or any other arrangement with that creditor that provides for the payment of that obligation, indebtedness, or claim out of that asset or which allows that creditor to have that obligation, indebtedness, or claim satisfied out of that asset in priority to the general creditors of any owner of it, including, without limitation (a) any lien, mortgage, security interest, pledge, deposit, production payment, Rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent to it, Tax lien, mechanic's or materialman's lien, any other charge or encumbrance for security purposes, whether arising by Law or agreement, or otherwise, and (b) any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien otherwise described above, regardless of whether that financing statement is filed, registration is made, or arrangement or action is undertaken before or after the Lien exists.

     LITIGATION means any action by or before any Tribunal.

     LOAN PAPERS means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules attached to this agreement, (b) the Notes, LCs, LC Agreements, the Security Documents, and all other agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this agreement, (c) any Financial Hedge between Borrower and any Lender, and (d) all renewals, extensions, refinancings, and restatements of, and amendments and supplements to, any of the foregoing.

     MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively, reasonably is expected to result in any (a) impairment of the ability of any party (other than Agent and Lenders) to any Loan Paper to perform any of its payment or other material obligations under any Loan Paper or the ability of Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the financial condition of the KPC Companies as a whole as represented to Lenders in the Current Financials, (c) material and adverse effect on any part of the Collateral having a fair market value of at least $5,000,000 at such time, or (d) Default or Potential Default.

     MATERIAL AGREEMENT means, for any Person, any agreement (excluding purchase orders for material or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon 30 or fewer days notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $5,000,000 during any 12-month period.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, the Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     MORTGAGE means the First Amended and Restated Mortgage and Security Agreement (And Financing Statement and Fixture Filing) executed and delivered KPP, Borrower, and Collateral Trustee, and in substantially the form of EXHIBIT C-3.

     MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Person (that for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the
Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     NOTE means a promissory note substantially in the form of EXHIBIT A and executed and delivered by Borrower under this agreement.

     NOTE AGREEMENTS means the Note Purchase Agreements dated as of December 22, 1994, between KPP, Borrower, STS, STOP, and each Noteholder, collectively providing for the issuance by Borrower of its First Mortgage Notes in the total stated principal amount of $27,000,000 and the issuance by STI of its First Mortgage Notes in the total stated principal amount of $33,000,000.

     NOTEHOLDERS means American General Life Insurance Company, Merit Life Insurance Company, MONY Life Insurance Company of America, The Mutual Life Insurance Company of New York, Principal Mutual Life Insurance Company, and The Variable Annuity Life Insurance Company, together with the successor holders of notes issued under the Note Agreements.

     NOTICE OF BORROWING means a notice substantially in the form of EXHIBIT D-1.

     NOTICE OF CONVERSION means a notice substantially in the form of EXHIBIT D-2.

     OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Person under any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers.

     PARTICIPANT is defined in SECTION 14.11(B).

     PBGC means the Pension Benefit Guaranty Corporation.

     PERMITTED-FUNDED DEBT means, at any time, Funded Debt permitted under
SECTION 9.4.

     PERMITTED INVESTMENTS means those items described on SCHEDULE 9.8.

     PERMITTED LIENS means, at any time, the Lenders Liens and other Liens permitted under SECTION 9.5.

     PERMITTED TRANSFER means, at any time, the Transfers permitted under
SECTION 9.10.

     PERSON means any individual, Tribunal, or other entity.

     PLEDGE AGREEMENT means the Stock Pledge Agreement executed and delivered by Borrower in favor of Collateral Trustee and substantially in the form of EXHIBIT C-2.

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

     PRIME RATE means, for any day, the prime rate per annum most recently announced by Agent as its prime rate in effect at its principal office in Dallas and thereafter entered into the minutes of Agent's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

     PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Borrowings.

     PURCHASER is defined in SECTION 14.11(C).

     QUALIFYING DEBT means, at any time, Funded Debt for money borrowed by Borrower with respect to which all of the following are true:

          (a) that Debt is permitted to be incurred under SECTION 9.4 at the time it is incurred;

          (b) that Debt is permitted to be incurred by the terms of, or a prior written consent or waiver under, each agreement, document, or instrument governing other Debt of any KPP Company or any of their Subsidiaries;

          (c) that Debt is permitted to be pari passu secured with all other Debt that is secured by the Collateral by the terms of, or a prior written consent or waiver under, each agreement, document, or instrument governing all Debt that is secured by the Collateral;

          (d) each of the one or more initial holders of that Debt (i) is either a commercial bank chartered under (or duly authorized to operate a branch in the United States under) the Laws of the United States of America or any of its states or an insurance company or commercial finance company organized under the Laws of any such state, and (ii) has capital and surplus in excess of $100,000,000 at the time it becomes the holder of that Debt;

          (e) that Debt is not guarantied in any manner by any Person and is not secured by any Lien unless any that guaranty or Lien concurrently pari passu assures and secures the Obligation; and

          (f) Borrower has delivered to Agent a certificate (in form and substance acceptable to Agent) of a Responsible Officer of KPC at least 30 days before the incurrence of that Debt certifying that (i) Borrower intends to secure that Debt with the Collateral and (ii) the Debt complies with each of the provisions of this definition in order to constitute "Qualifying Debt."

     REPRESENTATIVES means representatives, officers, directors, employees, attorneys, accountants, and agents.

     RESERVE REQUIREMENT means, for any LIBOR Rate Borrowing for the relevant Interest Period, the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

     RESPONSIBLE OFFICER of a Person means its chairman, president, chief executive officer, chief financial officer, or treasurer.

     RESTRICTED SUBSIDIARY means, at any time, each Subsidiary of KPP other than those that KPP has designated -- by a certificate of its chief financial officer executed and delivered to Agent in form and substance acceptable to Agent -- as NOT being a Restricted Subsidiary, which KPP may do from time to time and at any time so long as (a) Borrower, STS, STI, STOP, and any other Subsidiary ever designated by KPP as a Restricted Subsidiary is always a Restricted Subsidiary for purposes of this agreement and (b) immediately after that designation, no Default or Potential Default exists and $1.00 of additional Funded Debt could be incurred under SECTION 9.4.

     RIGHTS means rights, remedies, powers, privileges, and benefits.

     SECONDARY CD RATE means, for any day, an annual rate of interest equal to the sum (rounded upward, if necessary, to the nearest 0.01%) of (a) the quotient of (i) the secondary market rate for 90-day certificates of deposit (secondary market) of major United States money market banks for the most recent weekly period ending Friday either (A) as reported in the Federal Reserve Statistical release entitled "Selected Interest Rates" (currently Publication H.15[519]) or any successor publication released during the week for which the rate is being determined, which rate shall be in effect for purposes of this determination for each day of the week in which the release date of such publication occurs, or
(B) if not so reported, as determined by Agent on the basis of bids quoted to Agent at approximately 9:00 a.m. on such day by three New York certificate of deposit dealers selected by Agent and of recognized standing for secondary market morning offerings of negotiable certificates of deposit, with maturities of 90 days, of major United States money market banks, divided by (ii) a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements under regulations issued by the Federal Reserve Board (including, without limitation, any margin, emergency, supplemental, special, or other reserves for a member of the Federal Reserve System having deposits in excess of $1,000,000,000 required by Law) applicable to any Lender, plus (b) the actual (or, if not known, the estimated) per annum assessment rate (rounded upward, if necessary, to the nearest 0.01%) payable by Agent to The Federal Deposit Insurance Corporation (or its successor) for insuring liability for time deposits, as in effect from time to time.

     SECURITY DOCUMENTS means, collectively, the Intercreditor Agreement, Pledge Agreement, and Mortgage and any other document, financing statements, and stock powers creating or perfecting Lender Liens.

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses as currently, or proposed to be, conducted.

     STATED TERMINATION DATE means November 30, 1997.

     STI means StanTrans, Inc., a Delaware corporation that is a wholly owned Subsidiary of Borrower.

     STOP means Support Terminals Operating Partnership, L.P., a Delaware limited partnership, of which Borrower is a 99% limited partner and STS is a 1% general partner.

     STS means Support Terminal Services, Inc., a Delaware corporation that is a wholly owned Subsidiary of Borrower.

     SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock, partnership, or equivalent interests is owned of record or beneficially, directly or indirectly, by that Person.

     TANGIBLE NET WORTH, for any Person and at any time, means the sum of (a) stockholders' equity or partner capital accounts, as the case may be, as shown on a balance sheet, minus (b) treasury stock, if applicable, minus (c) any surplus resulting from the write-up of assets, minus (d) goodwill, including, without limitation, any amounts representing the excess of the purchase price paid for acquired assets, stock, or partnership interests over the book value assigned to them, minus (e) patents, trademarks, service marks, trade names, and copyrights, minus (f) other intangible assets.

     TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     TERM GUARANTIES means the "Guaranties," as that term is defined in the Note Agreements as in effect on the Closing Date.

     TERMINATION DATE means the earlier of either (a) the Stated Termination Date or (b) the effective date that the Commitments are otherwise cancelled or terminated under this agreement.

     TERM NOTES means the "Notes," as that term is defined in the Note Agreements as in effect on the Closing Date.

     TRANSFER means to sell, lease, transfer, or otherwise dispose or, as the context requires, a sale, lease, transfer, or other disposition.

     TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     TYPE means any type of Borrowing determined with respect to the applicable interest option.

     1.2   Time References.  Unless otherwise specified, in the Loan Papers (a)
           ---------------
time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3   Other References.  Unless otherwise specified, in the Loan Papers (a)
           ----------------
where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal, extension, and refinancing of it, amendment and supplement to it, and replacement or substitution for it.

     1.4   Accounting Principles.  Unless otherwise specified, in the Loan
           ---------------------
Papers (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while KPP has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants applicable to KPP must be on a consolidating and consolidated basis, as applicable and (ii) compliance with financial covenants applicable to KPP must be on a consolidated basis.

SECTION 2  BORROWINGS AND LCS.
---------  ------------------

     2.1   Commitments.  Subject to the provisions in the Loan Papers, each
           -----------
Lender severally and not jointly agrees to lend to Borrower that Lender's Commitment Percentage of Borrowings and Agent (itself or through its Affiliates) agrees to issue LCs -- which Borrowings and LCs may be borrowed, issued, drawn against, repaid, and reborrowed or reissued, as the case may be -- so long as
(a) each Borrowing must be made and each LC  -- subject also to SECTION 2.3(A) -
- must be issued on a Business Day before the Termination Date, (b) the Principal Debt (other than for payments under LCs) may never exceed $15,000,000,
(c) the LC Exposure may never exceed $4,118,000, (d) the Commitment Usage may never exceed the total Commitments, (e) the Commitment Usage for any Lender (whether owed directly or through a participation under this agreement) may never exceed its Commitment, (f) the Existing LC Exposure is renewed under this agreement, and (g) the total Principal Debt may never exceed the total Commitments, (d) the Principal Debt owed any Lender may never exceed its Commitment, and (e) the initial Borrowing shall be in an amount at least equal to, and shall constitute a renewal and extension of, the outstanding principal of the Revolving Facility under the Existing Credit Agreement.

     2.2   Borrowings.
           ----------

           (a) Borrower may request a Borrowing by submitting to Agent a Notice of Borrowing --which, subject to CLAUSE (D), is irrevocable and binding on Borrower. It must be received by Agent no later than 10:00 a.m. on the third Business Day before the date on which funds are requested (the "BORROWING DATE") for any LIBOR Rate Borrowing or on the Business Day immediately before the Borrowing Date for any Alternate Base Rate Borrowing. Each Borrowing must be at least $100,000 or a $50,000 greater multiple.

          (b) Each Lender shall remit its Commitment Percentage of each requested Borrowing to Agent's principal office in Dallas, Texas, by wire transfer according to Agent's wiring instructions on SCHEDULE 2.1, in funds that are available for immediate use by Agent by 12:00 Noon on the Borrowing Date. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Determining Lenders) make those funds available to Borrower as directed in the Notice of Borrowing.

          (c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Agent on the Borrowing Date, and Agent may, in reliance upon that assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Agent on the Borrowing Date, Agent may recover the applicable amount on demand (i) from that Lender, together with interest at an annual rate equal to the Federal Funds Rate during the period from the date the amount was made available to Borrower by Agent and until the date Agent recovers the amount from that Lender, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower -- who is not liable for any related Funding Loss but is liable for interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period from the Borrowing Date and until the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing. However, failure of any Lender to make its Commitment Percentage of any Borrowing does not excuse any other Lender from making its Commitment Percentage of any Borrowing. As soon as is reasonably practical, Agent shall notify Borrower if a Lender has failed to make its Commitment Percentage of any Borrowing.

          (d) Borrower may revoke a Notice of Borrowing that requests a LIBOR Rate Borrowing --and not be liable for any resulting Funding Loss -- if, before the LIBOR Rate for the requested Borrowing is established, SECTION
     3.15 or 3.17 becomes applicable to it.

     2.3  LCs.
          ---

          (a) Subject to the terms and conditions of this agreement and applicable Law, Agent (itself or through one of its Affiliates, and references in this SECTION 2.3 to AGENT include those Affiliates) agrees to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Agent no later than on the Business Day before the requested LC is to be issued, so long as each LC must expire on or before the earlier of either three Business Days before the Stated Termination Date or one year after its issuance.

          (b) Immediately upon Agent's issuance of any LC, Agent is deemed to have sold and transferred to each other Lender, and each other Lender is deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation to the extent of that Lender's Commitment Percentage in the LC and all applicable Rights of Agent in the LC -- other than Rights to receive certain fees provided in SECTION 4.4 to be for Agent's sole account.

          (c) To induce Agent to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Agent (i) on the date when any draw request is presented under any LC, the amount paid or to be paid by Agent and (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of an LC, for amending LC Agreements, for honoring draw requests, and for taking similar action in connection with letters of credit. If Borrower has not reimbursed Agent for any draws paid or to be paid on the date of Agent's demand for reimbursement, Agent is irrevocably authorized to fund Borrower's reimbursement obligations as an Alternate Base Rate Borrowing if proceeds are available under this agreement for it and if the conditions in this agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Agent's knowledge, been satisfied. The proceeds of that Borrowing shall be advanced directly to Agent to pay Borrower's unpaid reimbursement obligations. If funds cannot be so advanced under this agreement, then Borrower's reimbursement obligation constitutes a demand obligation. Borrower's obligations under this section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against Agent or any other Person. From Agent's demand for reimbursement to the date paid (including any payment from proceeds of an Alternate Base Rate Borrowing), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate thereafter.

          (d) Agent shall promptly notify Borrower of the date and amount of any draw request presented for honor under any LC (but failure to give notice does not affect Borrower's obligations under this agreement). Agent shall pay the requested amount upon presentment of a draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Agent is not liable for any of those obligations). Borrower's reimbursement obligations to Agent and Lenders, and each Lender's obligations to Agent, under this section are absolute and unconditional irrespective of, and Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any KPP Company with or any KPP Company's claims, setoffs, defenses, counterclaims, or other Rights against Agent, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this agreement constitutes a waiver of Borrower's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of Agent or any Lender. Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Commitment Percentage.

          (e) If Borrower fails to reimburse Agent as provided in CLAUSE (D) above within 24 hours after Agent's demand for reimbursement, and funds cannot be advanced as a Borrowing under SECTION 2.2 to satisfy the reimbursement obligations, Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Commitment Percentage of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation. Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 1:00 p.m.) or on the next succeeding Business Day (if notice is given after 1:00 p.m.). All amounts payable by any Lender accrue interest after the due date at the Federal-Funds Rate from the day the applicable draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent.

          (f) Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draw under any LC, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Agent nor its Representatives will be liable to any Lender or any KPP Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Agent or any of its Representatives in connection with any LC, applicable draws or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the KPP Companies and Lenders and does not place

     Agent or any of its Representatives under any resulting liability to any KPP Company or any Lender. Agent is not liable to any KPP Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Agent or its Representative in connection with any LC.

          (g) On the Termination Date and if requested by Determining Lenders while a Default exists, Borrower shall provide Agent, for the benefit of Lenders, cash collateral in an amount to equal the then-existing LC Exposure.

          (h) INDEMNIFICATION.  BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE
              ---------------
     AGENT, EACH LENDER, AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, THE FAILURE OF AGENT TO HONOR A DRAFT OR DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL, OR ANY OF THEIR SOLE OR CONCURRENT ORDINARY NEGLIGENCE. However, no Person is entitled to indemnity under the foregoing for its own gross negligence or willful misconduct.

          (i) LC Agreements.  Although referenced in any LC, terms of any
              -------------
     particular agreement or other obligation to the beneficiary are not incorporated into this agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this agreement, draws under each LC are part of the Obligation, only the events specified in this agreement as a Default constitute a default under any LC, and the terms of this agreement control any conflict between the terms of this agreement and any LC Agreement.

     2.4   Termination.  Without premium or penalty, and upon giving at least
           -----------
three Business Days prior written and irrevocable notice to Agent, Borrower may terminate all or part of the unused portion of the total Commitments. Each partial termination must be at least $1,000,000 or a $50,000 greater multiple and must be ratable for Lenders based on their respective Commitment Percentages. Once terminated, no part of any Commitment may be reinstated without the prior written approval of all Lenders.

SECTION 3  PAYMENT TERMS.
---------  -------------

     3.1   Notes and Payments.
           ------------------

          (a) Principal Debt of Borrowings under SECTION 2.2 shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment. Principal Debt of drawings under LCs shall be evidenced by this agreement and all related LC Agreements.

          (b) Borrower must make each payment and prepayment on the Obligation to Agent's principal office in Dallas, Texas, by wire transfer according to Agent's wiring instructions on SCHEDULE 2.1, in funds that will be available for immediate use by Agent by 12:00 Noon on the day due. Otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall pay to each Lender, by wire transfer according to its wiring instructions on SCHEDULE 2.1, any payment or prepayment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 Noon, and otherwise before 12:00 Noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at an annual rate equal to the Federal Funds Rate from the due date until (but not including) the payment date.

     3.2   Interest and Principal Payments.
           -------------------------------

          (a) Accrued interest on each LIBOR Rate Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period is a period greater than three months, then accrued interest is also due and payable on the date ending each three month period after the commencement of the Interest Period. Accrued interest on each Alternate Base Rate Borrowing is due and payable on the last day of each February, May, August, and November (commencing February 28, 1995), with a final scheduled interest payment on Borrowings on the Termination Date.

          (b) Borrower shall repay all Principal Debt (together with all accrued and unpaid interest) by no later than the Termination Date.

          (c) If any of the limitations in SECTION 2.1 are ever exceeded, then Borrower shall prepay the Principal Debt, in at least the amount of that excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid and (ii) any resulting Funding Loss.

     3.3   Interest Options.  Except where specifically otherwise provided,
           ----------------
Borrowings bear interest at an annual rate equal to the lesser of either (a) the Alternate Base Rate or the LIBOR Rate (in each case as designated or deemed designated by Borrower), as the case may be, or (b) the Maximum Rate. Each change in the Alternate Base Rate, the Applicable Margin, and the Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

     3.4   Quotation of Rates.  A Responsible Officer of Borrower may call Agent
           ------------------
before delivering a Notice of Borrowing to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Notice of Borrowing or on the Borrowing Date.

     3.5   Default Rate.  If permitted by Law, all past-due Principal Debt and
           ------------
accrued interest thereon bears interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6   Interest Recapture.  If the designated interest rate applicable to
           ------------------
any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

     3.7   Interest Calculations.
           ---------------------

          (a) Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days for LIBOR Rate Borrowings and Alternate Base Rate Borrowings based on Secondary CD Rate or the Federal Funds Rate (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, for Alternate Base Rate Borrowings based on the Prime Rate. All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

          (b) The provisions of this agreement relating to calculation of the Alternate Base Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

     3.8   Maximum Rate.  Regardless of any provision contained in any Loan
           ------------
Paper, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that that is the case and that provision in this agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended. Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

     3.9   Interest Periods.  When Borrower requests any LIBOR Rate Borrowing,
           ----------------
Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three, or six months, subject to the following conditions: (a) the initial Interest Period commences on the applicable Borrowing Date or conversion date, and each subsequent applicable Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (d) no more than five Interest Periods may be in effect at one time.

     3.10  Conversions.  Subject to the dollar limits and denominations of
           -----------
SECTION 2.1, Borrower may (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to an Alternate Base Rate Borrowing, (b) convert an Alternate Base Rate Borrowing at any time to a LIBOR Rate Borrowing, and (c) elect a new Interest Period for a LIBOR Rate Borrowing, by giving a Notice of Conversion to Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. one Business Day before the last day of the Interest Period (for conversion to an Alternate Base Rate Borrowing). Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Rate Borrowing shall be deemed converted to an Alternate Base Rate Borrowing effective when the applicable Interest Period expires.

     3.11  Order of Application.  The following provisions apply except when and
           --------------------
to the extent superseded by SECTION 4.09 of the Intercreditor Agreement.

          (a) If no Default or Potential Default exists, payments on the Obligation must be applied as required by applicable Loan Paper provisions other than CLAUSE (B) below.

          (b) If a Default or Potential Default exists, any payment must be applied in the following order: (i) all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date);
     (ii) accrued interest on the Principal Debt; (iii) the remaining Principal Debt in the order as Determining Lenders may elect (but Determining Lenders agree to apply payments in an order that will minimize any Funding Loss); and (iv) the remaining Obligation in the order and manner Determining Lenders deem appropriate.

          (c) Agent and Lenders shall attempt to apply mandatory payments against the Obligation in a manner that minimizes Funding Losses.

     3.12  Sharing of Payments, Etc..  If any Lender obtains any payment
           -------------------------
(whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) that exceeds its Commitment Percentage (or, if a Default exists, its Default Percentage) of that amount, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment ratably with each other Lender per their respective Commitment Percentages or Default Percentages, as applicable. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this SECTION 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

     3.13  Offset.  If a Default exists, each Lender is entitled to exercise
           ------
(for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any party to a Loan Paper (other than Lenders and Agent) may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it. Each Lender shall promptly notify Borrower of its actions taken under this SECTION 3.13.

     3.14  Booking Borrowings.  To the extent permitted by Law, any Lender may
           ------------------
make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings. Each Lender agrees that it will use its reasonable efforts (consistent with its internal policies and applicable Law) to make, carry, maintain, or transfer its part of any Borrowing with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the aggregate amounts due to it under SECTIONS 3.16 and 3.17 if, in its reasonable judgment, such efforts will not be disadvantageous to it.

     3.15  Basis Unavailable or Inadequate for LIBOR Rate.  If, on or before any
           ----------------------------------------------
date when a LIBOR Rate is to be determined for a Borrowing, Agent or any Lender determines (and Determining Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate for the applicable Interest Period, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error). Unless Borrower has revoked the applicable Notice of Borrowing under SECTION 2.2(D), the applicable Borrowing shall bear interest at the sum of the Alternate Base Rate plus the Applicable Margin. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement to make or convert to LIBOR Rate Borrowings are suspended.

     3.16  Additional Costs.
           ----------------

          (a) With respect to any LIBOR Rate Borrowing, (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing and (iii) that Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (iv) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within ten days after demand. The provisions of and undertakings and indemnification set forth in this CLAUSE (A) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

          (b) With respect to any Borrowing, if any present or future Law regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Lender within ten days after demand. The provisions of and undertakings and indemnification set forth in this CLAUSE (B) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

          (c) Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of this agreement or any other Loan Paper shall -- if permitted by Law and if deemed material by that Agent or Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Borrower, together with interest and penalties, if any (except for Taxes payable on the overall net income of that Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). That Agent or Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Agent for the account of that Agent or Lender, as the case may be, within ten days after demand. If that Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     3.17  Change in Laws.  If any Law makes it unlawful for any Lender to make
           --------------
or maintain LIBOR Rate Borrowings, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as an Alternate Base Rate Borrowing unless Borrower has revoked the applicable Notice of Borrowing under SECTION 2.2(D), (b), as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to an Alternate Base

Rate Borrowing as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to an Alternate Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty, together with any related Funding Loss. No Notice of Conversion is required to be delivered in connection with any conversion under this SECTION 3.17.

     3.18  Foreign Lenders.  Each Lender that is organized under the laws of any
           ---------------
jurisdiction other than the United States of America or any of its states (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, or Form W-8 (wherein it claims entitlement to complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers), and (b) covenants to (i) provide Agent and Borrower a new Form 4224, Form 1001, or Form W-8 upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers United States federal income Tax at the full rate applicable under the Code.

     3.19  Funding Loss.  Borrower agrees to indemnify each Lender against, and
           ------------
pay to it upon demand, any Funding Loss of that Lender. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this SECTION 3.19 survives the satisfaction and payment of the Obligation and termination of this agreement.

SECTION 4  FEES.
---------  ----

     4.1   Treatment of Fees.  The fees described in this SECTION 4 (a) are not
           -----------------
compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be.

     4.2   Administration Fees.  Borrower shall pay to Agent, solely for its own
           -------------------
account, fees described in the letter agreement dated as of the date of this agreement between Borrower and Agent.

     4.3   Commitment Fee.  Borrower shall pay to Agent for the account of
           --------------
Lenders (based on their respective Commitment Percentages) a commitment fee, payable as it accrues from the date of this agreement as of the last day of each February, May, August, and November (commencing February 28, 1995), and on the Termination Date, equal to 0.20% (per annum) of the amount by which (a) the total Commitments exceeds (b) the average-daily Commitment Usage, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on the Termination Date) preceding and including the date it is due.

     4.4   LC Fees.  As a condition precedent to the issuance (including,
           -------
without limitation, the extension) of each LC, Borrower shall pay to Agent:

           (a) For the account of each Lender according to each Lender's Commitment Percentage on the day the fee is payable, an issuance fee payable on the date of issuance equal to a percentage per annum of the face amount of that LC -- equal to the applicable margin in effect for determining the LIBOR Rate under CLAUSE (B) of the definition of that term -- on the date of issuance; and

          (b) For the account of Agent only (ii) on the day of each issuance of any LC, a fronting fee of 0.125% per annum of the face amount of the LC, and (ii) all normal and customary out of pocket expenses and miscellaneous charges of Agent which are subject to change at any time without notice to Borrower except any notice given generally to Agent's similarly-situated customers.

All LC and other fees paid to Agent or any other parties before the date of this agreement in respect of any Existing LCs are solely for the account of those parties without any accounting for them or sharing of them with Agent or Lenders notwithstanding any contrary provision in this agreement.

SECTION 5  SECURITY.
---------  --------

     5.1   Guaranty.  Full and complete payment of the Obligation is guaranteed
           --------
in accordance with the Guaranty executed by Guarantors.

     5.2   Collateral.  Full and complete payment of the Obligation is secured
           ----------
by the Lender Liens on all of the Collateral except that none of the Collateral located in Kansas and covered by the Mortgage secures the LC Exposure unless and until the same become Borrowings under SECTION 2.2 evidenced by the Notes. No Collateral may be subordinated, substituted, or released without the prior written consent of all Lenders.

     5.3   Additional Security and Guaranties.  Lenders may (as contemplated in
           ----------------------------------
connection with Qualifying Debt or otherwise), without notice or demand and without affecting any Person's obligations under the Loan Papers, from time to time (a) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation and exchange, enforce, or release all or any part of that collateral and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation.

     5.4   Collateral Documentation.  Borrower shall execute, or cause to be
           ------------------------
executed, financing statements, stock powers, assignments, consents of partners and other Persons, and other agreements, documents, and instruments, each in the form and content reasonably required by Agent, and Borrower shall pay all costs of filing any financing, continuation, or termination statements, or other action taken by Agent relating to the Collateral, including, without limitation, costs and expenses of any Lien search reasonably required by Agent.

SECTION 6  CONDITIONS PRECEDENT.
---------  --------------------

     6.1   Initial Borrowing or LC.  Lenders are not obligated to fund the
           -----------------------
initial Borrowing and Agent is not obligated to issue any LC unless Agent has received all of the items described in SCHEDULE 6.1, each in form and substance acceptable to Agent and its counsel.

     6.2   All Borrowings and LCs.  Lenders are not obligated to fund (as
           ----------------------
opposed to continue or convert) any Borrowing and Agent is not obligated to issue any LC, unless on the applicable Borrowing Date or LC issue date (and after giving effect to the requested Borrowing or LC, as the case may be): (a) Agent has timely received a Notice of Borrowing or LC Request, as the case may be; (b) all of the representations and warranties in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this agreement); (c) no Material Adverse Event, Default, or Potential Default exists; and (d) the funding of the Borrowing or issuance of the LC, as the case may be, is permitted by

Law. Upon Agent's request, Borrower has delivered to Agent reasonable evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Borrowing or LC, as the case may be.

     6.3   General.  Each condition precedent in this agreement (including,
           -------
without limitation, each in SCHEDULE 6.1) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent. If Determining Lenders have first approved, Lenders may fund any Borrowing or Agent may issue any LC without all conditions being satisfied. To the extent permitted by Law, that funding or issuance may not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each item in writing.

SECTION 7  REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
---------  ------------------------------
Agent and Lenders as follows:

     7.1   Purpose of Credit Facility.  Borrower will use proceeds of Borrowings
           --------------------------
for working capital in the ordinary course of business and for acquisitions if otherwise permitted under the Loan Papers. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, the provisions of Regulation U.

     7.2   Existence, Good Standing, and Authority.  Each KPP Company is duly
           ---------------------------------------
organized, validly existing, and in good standing under the Laws of its jurisdiction of organization as identified on SCHEDULE 7.2. Except where failure is not a Material Adverse Event, each KPP Company (a) is duly qualified to transact business and in good standing as a foreign entity in each jurisdiction where (i) the Collateral is or may be located and (ii) the nature and extent of its business and properties require due qualification and good standing (those jurisdictions for CLAUSES (I) and (II) being identified on SCHEDULE 7.2 and as otherwise disclosed in writing to Agent and Lenders from time to time after the date of this agreement) and (b) possesses all requisite authority and power to conduct its business as is now being, or is contemplated by this agreement to be, conducted, except where failure is not a Material Adverse Event. As used in this SECTION 7.2, the concept of "good standing" is inapplicable to each KPP Company that is a partnership.

     7.3   Subsidiaries.  Excluding Insignificant Subsidiaries, KPC has no
           ------------
Subsidiaries except as disclosed on SCHEDULE 7.3 (and as otherwise disclosed in writing to Agent and Lenders from time to time after the date of this agreement to reflect any changes to the schedule as a result of transactions permitted by this agreement). All of the outstanding shares of capital stock (or similar voting interests) of those Subsidiaries are duly authorized, validly issued, fully paid, and nonassessable, and are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option, or other acquisition Right of any Person or subject to any transfer restriction except for restrictions imposed by securities Laws and general corporate or partnership Laws.

     7.4   Separate Legal Entities.
           -----------------------

          (a) (i) Each KPC Company observes all material corporate or partnership procedures required of it under Delaware Law and, as applicable, its certificate of incorporation and bylaws or its partnership agreement; (ii) each KSI Company observes in all material respects the corporate or partnership, as the case may be, formalities necessary to remain a legal entity separate and distinct from each other KSI Company;
     (iii) when appropriate, KPC obtains proper authorization from its shareholders, its board of directors, or both for its corporate action;
     (iv) at least one director of KPC is an executive officer of KPC but not a director, officer, or employee of KSI, and another director of KPC is an executive officer of KPC but not a director of KSI; (v) each KSI Company maintains corporate or partnership records, as the case may be, books of account, and minutes or unanimous consents of its shareholders and directors, if applicable, separate from those of each other KSI Company; (vi) each KPC Company properly withholds federal income tax and FICA taxes on compensation to its employees; (vii) KSI properly provides for the payment -- and federal income Tax, and FICA Tax withholding -- for its own employees but not any of any KPC Company's employees, and each KPC Company properly provides for the payment -- and federal income Tax and FICA Tax withholding -- for its own employees but not any of KSI's employees; (viii) the KSI Companies participate in a common Employee Plan; (ix) the Borrower Companies are included in the consolidated Financial Statements of KPP, the KPP Companies are included in the consolidated Financial Statements of KPC, and the KPC Companies are included in the consolidated Financial Statements of KSI; (x) consolidated Financial Statements for the Borrower Companies (without KPP), audited consolidated Financial Statements for the KPP Companies (without KPC), and consolidated Financial Statements for the KPC Companies (without KSI) are prepared at least annually; (xi) while KSI was restructuring its Debt in 1988 and 1989, KPC continued -- and currently continues -- to pay its obligations in the ordinary course of business and as a separate financial and legal entity; and (xii) except possibly for the KPC Credit Agreement and the GECC Leases, a default by KSI on any of its Debt does not by itself create a default by any KPC Company on any of its Debt.

          (b) (i) Although received, deposited, withdrawn, and disbursed by a common treasury department, each KSI Company's funds are kept separate from, and are not commingled with, any other KSI Company's funds; (ii) each KPC Company conducts its operational business from an office separate from that of KSI; (iii) KSI conducts its business solely in its own name and not in the name of any KPC Company so as not to mislead others as to its separate identity, and the KPC Companies conduct their collective businesses in one or more of the KPC Companies' names and not in KSI's name; (iv) KSI's taxpayer identification number, telephone numbers, mailing addresses, stationery, and other business forms are separate from those of each KPC Company; (v) substantially all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications, are made solely in one or more of the KPC Companies' names if they relate to any KPC Company and solely in KSI's name if they relate to it; (vi) KPC's capitalization is adequate for its business and purpose; (vii) overhead expense is shared to some extent between the KSI Companies, but the KPC Companies are billed for their collective share of the overhead expense by KSI, and the KPC Companies provide for payment of their collective operating expenses and liabilities from their collective funds; (viii) any funds transferred by KPC to KSI are evidenced by a promissory note or a proper inter-company account or reflect Distributions properly declared by that KPC Company's board of directors, and those transfers are properly reflected in the respective Financial Statements of that KPC Company and KSI; (ix) any funds transferred by any KPP Company to KPC are evidenced by a promissory note or reflect Distributions properly made and declared by that KPP Company's board of directors or in accordance with its partnership agreement, as the case may be, and those transfers are properly reflected in the respective Financial Statements of that KPP Company and KPC; (x) KSI is not held out as having -
     - and KSI has not -- agreed to pay or become liable for any KPC Company's Debt, except as may be provided by any Loan Paper executed by KSI; (xi) no KPC Company is held out as a department or division of KSI or as having -- and no KPC Company has -- agreed to pay or become liable for KSI's Debt;
     (xii) no KPP Company holds itself out or permits itself to be held out as a department or division of KPC or as having agreed to pay or as being liable for the Debt of KSI or KPC (and no KPP Company has agreed to pay or be liable for the Debt of KSI or KPC); and (xiii) each KPC Company maintains an arm's-length relationship with KSI.

     7.5   Authorization and Contravention.  The execution and delivery by each
           -------------------------------
KPP Company of each Loan Paper to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate or partnership power,
(b) have been duly authorized by all necessary corporate or partnership action,
(c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this agreement), (d) do not violate any provision of its certificate or agreement of limited partnership, certificate or articles of incorporation, or bylaws (as applicable), (e) do not violate any provision of Law applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than violations that are not a Material Adverse Event, or (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of any KPP Company.

     7.6   Binding Effect.  Upon execution and delivery by all parties thereto,
           --------------
each Loan Paper will constitute a legal and binding obligation of each KPP Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

     7.7   Financial Statements.  The Current Financials of KPP were prepared in
           --------------------
accordance with GAAP and present fairly the consolidated financial condition, results of operations, and cash flows of the KPP Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the KPP Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, no subsequent material adverse changes have occurred in the consolidated financial condition of the KPP Companies from that shown in the Current Financials of KPP, nor has any KPP Company incurred any subsequent material liability.

     7.8   Litigation.  Except as disclosed on SCHEDULE 7.8 and as otherwise
           ----------
disclosed in writing to Agent and Lenders from time to time after the date of this agreement (if the disclosures are approved by Determining Lenders), no KPP Company or Restricted Subsidiary is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any KPP Company, any Collateral, or any Restricted Subsidiary, or, if so adversely determined, is a Material Adverse Event. No outstanding or unpaid judgments exist against any KPP Company, any Collateral, or any Restricted Subsidiary.

     7.9   Taxes.  All Tax returns of each KPP Company or Restricted Subsidiary
           -----
required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material Adverse Event, and all Taxes imposed upon each KPP Company and Restricted Subsidiary or any Collateral that are due and payable have been paid before delinquency, other than Taxes for which the relevant criteria for Permitted Liens have been satisfied or for which nonpayment is not a Material Adverse Event.

     7.10  Environmental Matters.  Except as disclosed on SCHEDULE 7.10 and as
           ---------------------
otherwise disclosed in writing to Agent and Lenders from time to time after the date of this agreement (if the disclosures are approved by Determining Lenders), and other than conditions, circumstances, or violations that are not, individually or in the aggregate, a Material Adverse Event, Borrower (a) knows of no environmental condition or circumstance materially and adversely affecting any KPP Company's or Restricted Subsidiary's properties (including, without limitation, the Collateral) or operations, (b) has received no report of any KPP Company's or Restricted Subsidiary's violation of any Environmental Law, and (c) is not aware that any KPP Company or Restricted Subsidiary is under any obligation to remedy any violation of any Environmental Law. Each KPP Company and Restricted Subsidiary has taken prudent steps to determine that its properties (including, without limitation, the Collateral) and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event.

     7.11  Employee Plans.  Except where occurrence or existence is not a
           --------------
Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in (S)302 of ERISA or (S)412 of the Code), (b) no KPP Company or Restricted Subsidiary has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no KPP Company or Restricted Subsidiary has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no KPP Company or Restricted Subsidiary has engaged in any "prohibited transaction" (as defined in (S)406 of ERISA or (S)4975 of the Code), and (e) no "reportable event" (as defined in (S)4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

     7.12  Properties; Liens.  Each KPP Company and Restricted Subsidiary has
           -----------------
good and marketable title to all its property (including, without limitation, the Collateral) reflected on the Current Financials -- except for title impairments described in SECTION 9.5((B)(II)(C), property that is obsolete, or (c) property that has been disposed in the ordinary course of business or, after the date of this agreement, as otherwise permitted by SECTION 9.10 or SECTION
9.11. Except for Permitted Liens, no Lien exists on any property of any KPP Company (including, without limitation, the Collateral), and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien (other than Lender Liens) on any property of any KPP Company or Restricted Subsidiary (including, without limitation, the Collateral).

     7.13  Government Regulations.  No KPP Company or Restricted Subsidiary is
           ----------------------
subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) that regulates the incurrence of Debt.

     7.14  Affiliate Transactions.  No KPP Company or Restricted Subsidiary is a
           ----------------------
party to a material (i.e., requiring it to pay more than $100,000 during the term of the governing agreement) transaction with any of its Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     7.15  Debt Cross Defaults.  Other than the GECC Leases and the KPC Credit
           -------------------
Agreement, no agreement evidencing Debt of (a) any KPP Company contains a cross-default provision concerning any Debt of KSI or KPC or (b) KSI or KPC contains a cross-default provision concerning any Debt of any KPP Company.

     7.16  Material Agreements.  No KPP Company or Restricted Subsidiary is a
           -------------------
party to any Material Agreement, other than the Loan Papers, the Note Agreements, and the Material Agreements described on SCHEDULE 7.16. All described Material Agreements are in full force and effect, and no default or potential default exists on the part of any KPP Company or Restricted Subsidiary thereunder that is a Material Adverse Event.

     7.17  Insurance.  Each KPP Company and Restricted Subsidiary maintains with
           ---------
financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties (including, without limitation, the Collateral) and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

     7.18  Labor Matters.  No actual or -- to Borrower's knowledge -- threatened
           -------------
strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any KPP Company or Restricted Subsidiary exist that are a Material Adverse Event. Hours worked by and payment made to employees of each KPP Company and Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any KPP Company or Restricted Subsidiary for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

     7.19  Solvency.  On each Borrowing Date, each KPP Company is, and after
           --------
giving effect to the requested Borrowing will be, Solvent.

     7.20  Trade Names.  No KPP Company has used or transacted business under
           -----------
any other corporate, partnership, or trade name in the five-year period preceding the initial Borrowing Date, except as disclosed on SCHEDULE 7.20.

     7.21  Intellectual Property.  Each KPP Company and Restricted Subsidiary
           ---------------------
owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement. Each KPP Company and Restricted Subsidiary is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any KPP Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of Borrower, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or Restricted Subsidiary or other intellectual property of any KPP Company exists.

     7.22  Full Disclosure.  Each material fact or condition relating to the
           ---------------
Loan Papers or the financial condition, business, or property of any KPP Company and Restricted Subsidiary that is a Material Adverse Event has been disclosed in writing to Agent. All information previously furnished by any KPP Company and Restricted Subsidiary to Agent in connection with the Loan Papers was, and all information hereafter furnished by any KPP Company and Restricted Subsidiary to Agent will be, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 8  AFFIRMATIVE COVENANTS.  Until neither Agent, nor any Affiliate of
---------  ---------------------
Agent, nor any Lender has any commitment to extend any credit under any Loan Paper and the LC Exposure, and all other Obligation, is fully paid and performed -- unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders -- Borrower covenants and agrees as follows:

     8.1   Items to be Furnished.  Borrower shall cause the following to be
           ---------------------
furnished to Agent and each Lender:

           (a) Promptly after preparation, and no later than 95 days after the last day of each fiscal year of KPP, Financial Statements showing the consolidated financial condition and results of operations of the KPP Companies and its Subsidiaries as of, and for the year ended on, that last day, accompanied by:

               (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of KPP and its Subsidiaries;

               (ii) any management letter prepared by the accounting firm delivered in connection with its audit;

               (iii) a certificate from the accounting firm to Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof; and

               (iv)  a Compliance Certificate.

          (b) Promptly after preparation, and no later than 95 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Borrower Companies as of, and for the year ended on, that last day, accompanied by
     (i) a Financial Statements Certificate executed by the chief financial officer of Borrower and (ii) any audit opinion delivered in connection with the Financial Statements.

          (c) Promptly after preparation, and no later than 50 days after the last day of each of the first three fiscal quarters of KPP, Financial Statements showing the consolidated financial condition and results of operations of KPP and its Subsidiaries for the applicable fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate.

          (d) Promptly after preparation, and no later than 50 days after the last day of each of the first three fiscal quarters of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Borrower Companies for the applicable fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Financial Statements Certificate executed by the chief financial officer of Borrower.

          (e) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to any KPP Company or Restricted Subsidiary or its financial records.

          (f) Notice, promptly after Borrower knows, of (i) the commencement of any Litigation that, if determined adversely to any KPP Company or Restricted Subsidiary or the Collateral, would be a Material Adverse Event,
     (ii) any change in any material fact or circumstance represented or warranted by any KPP Company in any Loan Paper, (iii) the receipt by any KPP Company or Restricted Subsidiary of notice of any violation or alleged violation of any Environmental Law (which individually or collectively with other violations or allegations could constitute a Material Adverse Event),
     (iv) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other KPP Company or Restricted Subsidiary has taken, is taking, or proposes to take, or (v) the incurrence of any Funded Debt other than under this agreement.

          (g) Promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any KPP Company with any Tribunal.

          (h) Upon request by Agent at the request of Determining Lenders, full information as to the insurance carried by the KPP Companies and Restricted Subsidiaries, and promptly after receipt by any KPP Company or Restricted Subsidiary, notice from any insurer of any notice of cancellation or nonrenewal of a material insurance policy or material change in insurance coverage from that existing on the date of this agreement.

          (i) Promptly after publication, copies of all press releases and other statements made available generally by any KPP Company or Restricted Subsidiary to the public concerning material developments in its business.

          (j) As soon as is reasonably practical, upon reasonable request by Agent or Determining Lenders (through Agent), information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets (including, without limitation, the Collateral), and liabilities of the KPP Companies and Restricted Subsidiaries, and opinions, certifications, and documents in addition to those mentioned in this agreement.

     8.2   Use of Proceeds.  Borrower shall use the proceeds of Borrowings only
           ---------------
for the purposes represented in this agreement.

     8.3   Books and Records.  Each KPP Company and Restricted Subsidiary shall
           -----------------
maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP (except for any departure with respect to the accounting treatment of the pipeline, terminals, and related assets acquired by Borrower).

     8.4   Inspections.  Upon reasonable request, each KPP Company and
           -----------
Restricted Subsidiary shall allow Agent or its Representatives (who shall comply with the safety rules disclosed to it or them at the time of inspection) to inspect any of its properties (including, without limitation, the Collateral), to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours. Fees and expenses incurred under this SECTION 8.4 shall be borne by Agent unless Agent acted under this SECTION 8.4 in order to perform its duties under the Loan Papers or preserve or protect the Rights of Agent and Lenders under the Loan Papers. Agent and its Representatives agree to treat confidential those matters disclosed by Borrower as being confidential; however, Agent and its Representatives may disclose confidential matters (a) to Agent, each Lender, and each actual or prospective Participant or Purchaser, (b) to any Tribunal having jurisdiction over it, and (c) that are public knowledge.

     8.5   Taxes.  Each KPP Company and Restricted Subsidiary shall promptly pay
           -----
when due any and all Taxes other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

     8.6   Payment of Obligations.  Each KPP Company and Restricted Subsidiary
           ----------------------
shall promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

     8.7   Expenses.  Borrower shall promptly pay upon demand (a) all costs,
           --------
fees, and expenses paid or incurred by Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent, and (b) all reasonable costs and expenses of Lenders and Agent incurred by Agent or any Lender in connection with the enforcement of the obligations of any Person arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until repaid.

     8.8   Maintenance of Existence, Assets, and Business.  Except as otherwise
           ----------------------------------------------
permitted by SECTION 9.11, each KPP Company and Restricted Subsidiary shall (a) maintain its corporate or partnership existence and good standing in its state of organization and its authority to transact business in all other states where the Collateral is or may be located and, additionally, where failure to maintain its authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where failure is a Material Adverse Event; (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

     8.9   Insurance.  Each KPP Company and Restricted Subsidiary, at its cost
           ---------
and expense, shall maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as is ordinary and customary for similar Persons in the industry. However, the insurance coverage, at a minimum, must be in the amounts and cover the risks described on SCHEDULE 8.9. At Agent's request, each KPP Company and Restricted Subsidiary shall deliver to Agent certificates of insurance for each policy of insurance. If any insurance policy covered by an insurance certificate previously delivered to Agent is altered or canceled, then Borrower shall cause to be promptly delivered to Agent a replacement certificate (in form and substance satisfactory to Agent).

     8.10  Preservation and Protection of Rights; Separate Legal Entities.  Each
           --------------------------------------------------------------
KPP Company and Restricted Subsidiary shall perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as Agent or Determining Lenders may reasonably deem necessary or appropriate to perfect and maintain the Lender Liens and preserve and protect the Rights of Agent and Lenders under any Loan Paper. Additionally, each KPC Company and Restricted Subsidiary shall take (or cause KSI to take) any action that Determining Lenders may reasonably deem necessary or appropriate to maintain and preserve the legal separateness of KSI, KPC, KPP, and each Borrower Company.

     8.11  Environmental Laws.  Each KPP Company and Restricted Subsidiary shall
           ------------------
(a) conduct its business and operate the Collateral so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each KPP Company and Restricted Subsidiary arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property (including, without limitation, the Collateral). Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within 30 days after any request from Determining Lenders.

     8.12  Subsidiaries.  Each Person that becomes a Restricted Subsidiary after
           ------------
the date of this agreement (whether as a result of acquisition, creation, or otherwise) shall execute and deliver a Guaranty within ten days after becoming a Restricted Subsidiary.

     8.13  Indemnification.  EACH KPP COMPANY, JOINTLY AND SEVERALLY,
           ---------------
INDEMNIFIES, PROTECTS, AND HOLDS AGENT, LENDERS, AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, REPRESENTATIVE, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES,
--------------------
OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT
                                          -----------------------
ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNIFIED PARTY, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY KPP COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY KPP COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE IN CONNECTION WITH ITS PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE COLLATERAL) OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES FROM ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS), (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED IN THEM, AND (D) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE. HOWEVER, NO INDEMNIFIED PARTY IS ENTITLED TO BE INDEMNIFIED UNDER THE LOAN PAPERS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. The provisions of and undertakings and indemnification in this SECTION 8.13 survive the satisfaction and payment of the Obligation and termination of this agreement.

SECTION 9  NEGATIVE COVENANTS.  Until neither Agent, nor any Affiliate of Agent,
---------  ------------------
nor any Lender has any commitment to extend any credit under any Loan Paper and the LC Exposure, and all other Obligation, is fully paid and performed -- unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders -- Borrower covenants and agrees as follows:

     9.1   Taxes.  No KPP Company or Restricted Subsidiary may use any portion
           -----
of the proceeds of any Borrowing or LCs to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.2   [Intentionally Blank.]

     9.3   Employee Plans.  Except where a Material Adverse Event would not
           --------------
result, no event or circumstance described in SECTION 7.11 may exist or occur.

     9.4   Funded Debt.  No KPP Company or Restricted Subsidiary may create,
           -----------
incur, of suffer to exist any Funded Debt except the following:

          (a)  Funded Debt evidenced by the Notes, Term Notes, and Term
     Guaranties;

          (b) other Funded Debt of the KPP Companies outstanding on the "Series B Closing Date" described in SCHEDULE 5 to the Note Agreements as in effect on the date of this agreement (including any amendments and modifications of that Funded Debt, but excluding any amendment, modification, renewal, extension, or refunding of that Funded Debt that has the effect of extending its final maturity or increasing its principal amount); and

          (c) other Funded Debt of any KPP Company or any Restricted Subsidiary so long as -- at the time of, and immediately after giving effect to, the incurrence of (including any amendments and modifications of, but excluding any amendment, modification, renewal, extension, or refunding that has the effect of extending the final maturity or increasing the principal amount
     of) it and immediately after giving effect to the concurrent application of any proceeds of it to retire other Funded Debt -- (i) no Default or Potential Default exists and (ii) the ratio of KPP's consolidated Funded Debt to its consolidated EBITDA does not equal or exceed 3.15 to 1.00, with
     (A) EBITDA being determined for a 12-calendar-month period ending no more than three months before the date on which that KPP Company or Restricted Subsidiary incurs that other Funded Debt and (B) Funded Debt being determined as of the date of the incurrence of the Funded Debt for which the calculation in this CLAUSE (C) is being made.

     9.5   Liens.
           -----

          (a) No KPP Company or Restricted Subsidiary may (i) create, assume, or otherwise incur or suffer to exist any Lien upon -- or, whether by Transfer to any other KPP Company or Restricted Subsidiary or otherwise, subject to the priority payment of any obligations, indebtedness, or claim other than the Obligation -- any present, future, real, personal, tangible, or intangible assets (including, without limitation, stock or other securities) of any KPP Company or Restricted Subsidiary, whether now owned or acquired in the future, or any income or profits from any of those assets, (ii) own or acquire or agree to acquire any of those assets subject to or encumbered by any Lien, or (iii) suffer to exist any obligations, indebtedness, or claim of any KPP Company or Restricted Subsidiary or claims or demands against any KPP Company or Restricted Subsidiary, which obligations, indebtedness, claims, or demands, if unpaid, would (in the hands of the holder of any of them, any guarantor of any of them, or any Person who has any Right or obligation to purchase any of them), by law or upon bankruptcy or insolvency or otherwise, be given any priority whatsoever over that KPP Company's or Restricted Subsidiary's general creditors.

          (b) The restrictions in CLAUSE (A) above neither (i) apply to Lender Liens or other Liens under the Security Documents which are subject to the Intercreditor Agreement, nor (ii) prevent:

               (A) any Lien existing on the "Series B Closing Date" described on SCHEDULE 5 to the Note Agreements as in effect on the date of this agreement that secure Funded Debt permitted under SECTION 9.4(B) and renewals, extensions, and refundings of that Funded Debt permitted under SECTION 9.4(C) but not extensions of those Liens to cover any additional assets; or

               (B) any Lien that is incidental to the normal conduct of business or ownership of assets by any KPP Company or Restricted Subsidiary so long as that Lien does not secure Debt and does not materially impair the use of those assets in the operation of that KPP Company's or Restricted Subsidiary's businesses; or

               (C) any (i) Lien for Taxes not yet due and payable or the nonpayment of which is permitted by SECTION 8.5, (ii) survey exceptions, encumbrances, easements, or reservations of, or Rights of others for, Rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, and Rights of eminent domain so long as all of the foregoing do not collectively have a material-adverse effect on any assets of any KPP Company or Restricted Subsidiary or materially impair their use in the operation of its businesses, or (iii) mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due and payable and which do not materially impair the use by any KPP Company or Restricted Subsidiary in the operation of its businesses; or

               (D) any Lien in respect of assets acquired by a KPP Company or Restricted Subsidiary after the date of this agreement to secure Debt assumed or incurred to finance all or any part of the purchase price so long as that Lien (1) must at all times apply solely to the assets so acquired and any improvements on them that become fixtures or accessions to them, (2) secures only a principal amount of Debt that never exceeds the lesser of either the fair market value of the acquired assets at the time of their acquisition or the cost of those assets, (3) must be either existing at the time of the acquisition or created within 120 days after the time of the acquisition, and (4) secures only Debt permitted by SECTION 9.4 at the time the Debt is incurred; or

               (E) any of the following Liens if (1) the validity, applicability or amount of it is being contested in good faith and by appropriate and lawful proceedings diligently conducted, (2) the KPP Company or Restricted Subsidiary in question has set aside on its books, reserves for it that are deemed adequate in its reasonable opinion, (3) levy and execution of that Lien continue to be stayed,
          (4) it covers any Collateral and is subordinate to the Lender Liens, and (5) all such Liens do not collectively materially detract from the value of the property of the KPP Company or Restricted Subsidiary in question or materially impair the use of that property in the operation of its business: (a) All claims and Liens of mechanics, materialmen, warehousemen -- other than those described in SECTION 9.5(B)(II)(C)(III), and (b) adverse judgments or orders on appeal for the payment of money not in excess of the total amount of $25,000,000; or

               (F)  any Lien securing Qualifying Debt; or

               (G) any Lien on assets that are not Collateral and securing Debt permitted by SECTION 9.4 so long as the total amount of Debt so secured never exceeds 10% of KPP's consolidated partners' capital.

     9.6   Affiliate Transactions.  No KPP Company or Restricted Subsidiary may
           ----------------------
engage in any transaction with an Affiliate on terms less favorable to it than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

     9.7   Compliance with Laws and Documents.  No KPP Company or Restricted
           ----------------------------------
Subsidiary may (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, or (b) violate, repeal, replace, or amend any provision of its certificate or agreement of limited partnership, certificate or articles of incorporation, or bylaws (as applicable).

     9.8   Loans, Advances, and Investments.  No KPP Company or Restricted
           --------------------------------
Subsidiary may make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, except (a) as permitted by SECTIONS 9.9 or 9.11 or (b) Permitted Investments.

     9.9   Distributions.  No KPP Company or Restricted Subsidiary may enter
           -------------
into or permit to exist any arrangement or agreement that prohibits it from paying Distributions to its equity holders -- other than this agreement and its charter documents in effect as of the date of this agreement -- and neither KPP nor Borrower may declare, make, or pay any Distribution:

          (a) if it would violate the KPP Partnership Agreement or Borrower Partnership Agreement or a Default or Potential Default is continuing; or

          (b) for (i) Borrower, the total Distributions paid by it in any calendar quarter would exceed 100% of the "Borrower Available Cash" for the calendar quarter immediately preceding the quarter in which those Distributions are paid, or (ii) KPP, the total Distributions paid by it in any calendar quarter would exceed the "KPP Available Cash" that constitutes "Cash from Operations" or "Cash from Interim Capital Transactions" for the calendar quarter immediately preceding the quarter in which those Distributions are paid.

     For purposes of this SECTION 9.9 only:

          BORROWER AVAILABLE CASH means, with respect to any calendar quarter
     (i) the sum of (a) all cash receipts of Borrower during that quarter from all sources, plus (b) any reduction in reserves established in prior quarters, minus (ii) the sum of (aa) all cash disbursements of Borrower during that quarter, including, without limitation, disbursements for operating expenses, debt service (including the payment of principal, premium, and interest), capital expenditures, and contributions, if any, to any Subsidiary (but excluding all cash Distributions by Borrower), plus
     (bb) any reserves established in that quarter in such amounts as KPC determines in its reasonable discretion to be necessary or appropriate to provide for the proper conduct of Borrower's business (including reserves for future capital expenditures), plus (cc) any other reserves established in that quarter in such amounts as KPC determines in its reasonable discretion to be necessary because the Distribution of those amounts would be prohibited by applicable Law or by any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which Borrower is a party or by which it is bound or its assets are subject. For purposes of this definition, notwithstanding the foregoing, "Borrower Available Cash" may not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of Borrower.

          CASH FROM INTERIM CAPITAL TRANSACTIONS means, on any day, the amount of KPP Available Cash that KPC determines to be Cash from Interim Capital Transactions in accordance with Section 5.3 of the KPP Partnership Agreement.

          CASH FROM OPERATIONS means, on any day before commencement of the dissolution and liquidation of KPP -- on a cumulative basis -- the sum of
     (a) the sum of all cash receipts of KPP plus $3,526,000 --including Distributions of cash received from Borrower and excluding any cash proceeds from any Interim Capital Transactions or Terminating Capital Transactions during the period since the commencement of operations by KPP through that day -- minus (b) the sum of (i) all cash operating expenditures of KPP during that period, including, without limitation, Taxes on KPP as an entity or Taxes paid by KPP on behalf of, or amounts withheld with respect to, all (but not less than all) of its unitholders, if any, plus (ii) all cash debt service payments of KPP during that period -- other than payments or prepayments of principal and premium required by reason of loan agreements (including covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness (provided that any payment or prepayment of principal, whether or not then due, must be determined at the election and in the discretion of KPC, to be refunded or refinanced by any indebtedness incurred or to be incurred by KPP simultaneously with or within 180 days before or after that payment or prepayment to the extent of the principal amount of that indebtedness so incurred), plus (iii) all cash capital expenditures of KPP during that period -- other than (A) Expansive Capital Expenditures and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions -- plus (iv) an amount equal to revenues collected pursuant to a rate increase that are subject to possible refund, plus (v) any additional reserves outstanding as of that day which KPP determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in CLAUSES (I) through (III) above, plus (vi) any reserves that KPC determines in its reasonable discretion to be necessary or appropriate to provide funds for Distributions with respect to any one or more of the next four calendar quarters, all as determined on a consolidated basis and after elimination of intercompany items and of the interest attributable to the general partner interest in Borrower. For purposes of this definition, Taxes paid by KPP on behalf of less than all of its unitholders may not be considered cash operating expenditures of KPP which reduce "Cash from Operations."

          EXPANSIVE CAPITAL EXPENDITURES means cash capital expenditures made to increase the throughput or deliverable capacity or terminaling capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of KPP or Borrower, taken as a whole, from the throughput or deliverable capacity or terminaling capacity (assuming normal operating conditions, including down-time maintenance) existing immediately before those capital expenditures. For purposes of this definition, when cash capital expenditures are made in part to increase the throughput or deliverable capacity or terminaling capacity of the assets of KPP, taken as a whole, and in part for other purposes, KPP's good-faith allocation thereof between the portion increasing capacity and the portion for other purposes is conclusive.

          INTERIM CAPITAL TRANSACTION means (a) borrowing and sales of debt securities (other than for working capital purposes and items purchased on open account in the ordinary course of business) by KPP or Borrower, (b) sales of interest in KPP by KPP or Borrower, and (c) sales or other voluntary or involuntary dispositions of any assets of KPP or Borrower, other than (i) sales or other disposition of inventory in the ordinary course of business, (ii) sales or other dispositions of other current assets including receivables and accounts, or (iii) sales or other dispositions of assets as a part of normal retirements or replacements -- in each case before the commencement of the dissolution and liquidation of KPP.

          KPP AVAILABLE CASH means, with respect to any calendar quarter (a) the sum of (i) all cash receipts of KPP during that quarter from all sources (including Distributions of cash received from Borrower) plus (ii) any reduction in reserves established in prior quarters, minus (b) the sum of
     (i) all cash disbursements of KPP during that quarter, including, without limitation, disbursements for operating expenses, Taxes on KPP as an entity or paid by KPP on behalf of, or amounts withheld with respect to, all (but not less than all) of its unitholders, if any, debt service (including the payment of principal, premium, and interest), capital expenditures, and contributions, if any, to a subsidiary corporation or partnership (but excluding all cash Distributions to its partners), plus (ii) any reserves established in that quarter in such amounts as KPC determines in its reasonable discretion to be necessary or appropriate (A) to provide for the proper conduct of KPP's business (including reserves for future capital expenditures) or (B) to provide funds for Distributions with respect to any one or more of the next four calendar quarters, plus (iii) any other reserves established in that quarter in such amounts as KPC determines in its reasonable discretion to be necessary because the Distribution of such amounts would be prohibited by applicable Law or by any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which KPP is a party or by which it is bound or its assets are subject. For purposes of this definition, Taxes paid by KPP on behalf of, or amounts withheld with respect to, less than all of KPP's unitholders may not be considered cash disbursements of KPP which reduce "KPP Available Cash," and, notwithstanding the foregoing, "KPP Available Cash" may not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of KPP.

          TERMINATING CAPITAL TRANSACTION means any sale or other disposition of assets of KPP or Borrower following commencement of the dissolution and liquidation of KPP or Borrower.

     9.10  Asset Transfers.  No KPP Company or Restricted Subsidiary may
           ---------------
Transfer any of its assets, issue or sell shares of its capital stock or its partnership units, or Transfer any capital stock or partnership units of a Restricted Subsidiary other than the following:

          (a) a Transfer in the ordinary course of business (including any Transfer of obsolete or worn-out assets);

          (b)  a Transfer pursuant to a transaction permitted under SECTION
     9.11;

          (c) a Transfer and lease-back of any property within 180 days following the acquisition of the property so long as no Default or Potential Default exists at the time of and after giving effect to that transaction;

          (d) a Transfer at the time of which and immediately after giving effect to which (i) the Transfer is for fair market value and in the best interests of the Person making it, (ii) no Default or Potential Default exists or would exist after giving effect to it, or (iii) all such Transfers which are to be treated as "Permitted Transfers" under this CLAUSE (D) in any fiscal year consist of assets or of capital stock of a KPP Subsidiary that do not have a total book value (or total fair market value, whichever is higher) --determined with regard to each such asset or such capital stock at the time the same is Transferred -- of more than 10% of KPP's consolidated partners' capital as of the end of the immediately preceding fiscal year;

          (e) a Transfer for cash so long as, within one year from the date of the Transfer, the KPP Companies or their Subsidiaries use the full amount of the proceeds received from the Transfer, net of all expenses of the KPP Companies or their Subsidiaries incurred in connection with it, either (1) to acquire assets used in the storage, terminaling, pipeline, and transportation business, (2) to pay Funded Debt of the KPP Companies, or
     (3) any combination of the two;

          (f) a Transfer to any other KPP Company or wholly owned Restricted Subsidiary;

          (g) issuance or sale of its capital stock to another KPP Company or wholly owned Restricted Subsidiary;

          (h) new issuances of limited partnership units of KPP in exchange for cash or property representing fair consideration in the determination of the Board of Directors of KPC;

          (i)  a merger or consolidation that complies with the provisions of
     SECTION 9.11; or

          (j) a contribution of capital stock of a Restricted Subsidiary to a joint venture so long as, following that contribution, an additional $1 of Funded Debt could be incurred under SECTION 9.4.

     9.11  Dissolutions, Mergers, and Consolidations.  No KPP Company or
           -----------------------------------------
Restricted Subsidiary may liquidate, wind up, or dissolve or merge or consolidate with any other Person other than (a) a Subsidiary of KPP may be merged into or consolidated with another KPP Company or wholly owned Subsidiary of KPP so long as a KPP Company or a wholly owned Subsidiary of KPP (which must be a Restricted Subsidiary if one is involved in the merger or consolidation) is the surviving Person, and (b) a KPP Company or Restricted Subsidiary may merge or consolidate with another corporation, partnership, or limited liability company (other than KSI or KPC) so long as (i) both before and immediately after the merger or consolidation, no Default or Potential Default exists,

(ii) following the merger or consolidation. the successor company is a corporation, partnership, or limited liability company that is duly organized and existing under the Laws of the United States of America or any of its states, is Solvent, and maintains substantially all of its assets in the United States of America, (iii) that successor (if not the KPP Company involved) expressly assumes the due and punctual performance and observance of all the obligations, terms, covenants, agreements, and conditions of the Loan Papers to be performed or observed by that KPP Company confirms that the Obligation constitutes a senior-secured obligation of that successor, all by a written instrument in form and substance satisfactory to Agent and Determining Lenders and furnished to Agent and Lenders, (iv) following the merger or consolidation, an additional $1 of Funded Debt could be incurred under SECTION 9.4(C), and (v) immediately before the merger or consolidation, Agent receives (A) a certificate of Responsible Officer of KPP certifying that the merger or consolidation complies with all requirements of this SECTION 9.11 and (B) an opinion of outside counsel in form and substance satisfactory to Agent stating that the merger or consolidation complies with the requirements of CLAUSES (II) (except as to solvency) and (III) preceding.

     9.12  Assignment.  No KPP Company may assign or transfer any of its Rights,
           ----------
duties, or obligations under any of the Loan Papers except as a result of a merger or consolidation permitted under SECTION 9.11, in which case the assignment or transfer of the Rights, duties, and obligations of the non-surviving KPP Company is permitted if the survivor assumes in writing all Rights, duties, and obligations of the non-surviving KPP Company under the Loan Papers.

     9.13  Fiscal Year and Accounting Methods.  No KPP Company or Restricted
           ----------------------------------
Subsidiary may change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

     9.14  New Businesses.  No KPP Company or Restricted Subsidiary may engage
           --------------
in any business except the businesses in which they are presently engaged and any other reasonably related business.

     9.15  Government Regulations.  No KPP Company or Restricted Subsidiary may
           ----------------------
conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) that regulates the incurrence of Debt.

     9.16  Separate Legal Entities.  No event or circumstance materially
           -----------------------
contrary to SECTION 7.4 may exist or occur.

SECTION 10 FINANCIAL COVENANTS.  Until neither Agent, nor any Affiliate of
---------- -------------------
Agent, nor any Lender has any commitment to extend any credit under any Loan Paper and the LC Exposure, and all other Obligation, is fully paid and performed -- unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders -- Borrower covenants and agrees as follows:

     10.1  Current Ratio.  The ratio of the current liabilities (excluding
           -------------
current maturities of Funded Debt and Distributions permitted by this agreement that have been declared but not yet paid) of the KPP Companies and their Subsidiaries to their current assets may never exceed 1.00 to 1.00.

     10.2  Tangible Net Worth.  The Tangible Net Worth of the KPP Companies and
           ------------------
their Subsidiaries may never be less than the sum of (a) $70,000,000 plus (b) if contributed to Borrower by KPP, 100% of the net cash proceeds (i.e., the gross cash proceeds less usual and customary costs and expenses related to the offering) received by KPP upon its issuance of partner interests of any kind.

     10.3  Leverage Ratio.  The ratio of the total Debt of the KPP Companies and
           --------------
their Subsidiaries on the last day of any fiscal quarter to their EBITDA for the four-consecutive quarters ending on that last day may never exceed 3.15 to 1.00.

     10.4  Fixed Charges Coverage Ratio.  For any four-consecutive-quarterly
           ----------------------------
period, the ratio of the amount in CLAUSE (A) below to the amount in CLAUSE (B) below may never be less than 1.25 to 1.00:

          (a) The sum (without duplication) of EBITDA of the KPP Companies and their Subsidiaries plus (to the extent actually deducted in calculating net income feature of EBITDA) cash operating lease payments.

          (b) The sum (without duplication) of the KPP Companies' and their Subsidiaries' (i) cash interest payments on Debt (including the interest portion of capitalized leases), plus (ii) cash operating lease payments, plus (iii) scheduled cash payments of Funded Debt, plus (iv) cash payments of capital expenditures.

SECTION 11 DEFAULT.  The term "DEFAULT" means the occurrence of any one or more
---------- -------
of the following events:

     11.1  Obligation.  The failure or refusal of (a) Borrower to make any
           ----------
interest payment within five Business Days after it becomes due and payable under the Loan Papers or (b) any KPP Company to pay any other part of the Obligation after it becomes due and payable under the Loan Papers.

     11.2  Covenants.  The failure or refusal of Borrower (and, if applicable,
           ---------
any other KPP Company) to punctually and properly perform, observe, and comply with any other covenant, agreement, or condition contained in any Loan Paper -- other than the covenants to pay the Obligation -- and that failure or refusal is in respect of a covenant, agreement, or condition (a) in either SECTION 9 or
SECTION 10 and it continues for 30 days, or (b) elsewhere in any Loan Paper and it continues for 30 days after the earlier of either (i) any KPP Company receives notice of it or (ii) any Responsible Officer of any KPP Company otherwise obtains knowledge of it.

     11.3  Debtor Relief.  Any KPC Company (a) is not Solvent, (b) fails to pay
           -------------
its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

     11.4  Misrepresentation.  Any material representation or warranty made by
           -----------------
any party (other than Agent and Lenders) contained in any Loan Paper at any time proves to have been materially incorrect when made.

     11.5  Judgments and Attachments.  Any KPP Company or Restricted Subsidiary
           -------------------------
fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any KPP Company's or Restricted Subsidiary's assets having a value (individually or collectively) of $5,000,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

     11.6  Note Agreements or Intercreditor Agreement.  (a) A payment Event of
           ------------------------------------------
Default occurs under any Note Agreement, and the applicable grace period under that Note Agreement has expired; (b) any other Event of Default occurs under any Note Agreement that has not been cured or permanently waived before expiration of the applicable grace period under that Note Agreement; or (c) the occurrence and continuance of any Event of Default as defined in the Intercreditor Agreement.

     11.7  Default Under Other Agreements.  (a) Any KPP Company or Restricted
           ------------------------------
Subsidiary fails to pay when due (after lapse of any applicable grace period) any Debt in excess (individually or collectively) of $5,000,000; (b) any default exists under any agreement to which a KPP Company or Restricted Subsidiary is a party, the effect of which is to cause, or to permit any Person (other than a KPP Company or Restricted Subsidiary) to cause, an amount in excess (individually or collectively) of $5,000,000 to become due and payable by any KPP Company or Restricted Subsidiary before its stated maturity, and such default is not cured or amount is not paid, as the case may be, within the required time period under the applicable agreement; or (c) any Debt in excess (individually or collectively) of $5,000,000 is declared to be due and payable or required to be prepaid by any KPP Company or Restricted Subsidiary before its stated maturity.

     11.8  Validity and Enforceability of Loan Papers.  Except in accordance
           ------------------------------------------
with its terms or as otherwise expressly permitted by this agreement, any Loan Paper, at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any party (other than Agent and Lenders) to any Loan Paper, if party thereto, or any party (other than Agent and Lenders) denies that it has any further liability or obligations under any Loan Paper to which it is a party.

     11.9  Change of Control.  KPC fails to be the sole general partner of KPP
           -----------------
and Borrower or KPP fails to be the sole limited partner of Borrower.

     11.10 KPC Merger or Consolidation.  Whether it is the survivor or not, KPC
           ---------------------------
is merged into or consolidated with KSI.

SECTION 12 RIGHTS AND REMEDIES.
---------- -------------------

     12.1  Remedies Upon Default.
           ---------------------

          (a) If a Default exists under SECTION 11.3, the commitment to extend credit under this agreement automatically terminates and the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

          (b) If any Default exists, subject to the terms of SECTION 13.5(B), Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(A), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker's Lien against the interest of any KPP Company in and to every account and other property of any KPP Company that are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (and to the extent permitted by Law, each KPP Company is deemed directly obligated to each Lender in the full amount of the Obligation for this purpose); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas, or any other applicable jurisdiction.

          (c) If, in reliance on SECTION 13.5(B), Agent refuses to take any action under SECTION 12.1(B) at the request of Determining Lenders, then Determining Lenders may take that action.

     12.2  KPP Company Waivers.  To the extent permitted by Law, each KPP
           -------------------
Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

     12.3  Performance by Agent.  If any covenant, duty, or agreement of any KPP
           --------------------
Company is not performed in accordance with the terms of the Loan Papers, Agent may, while a Default exists, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that KPP Company (and any amount expended by Agent in its performance or attempted performance is payable by the KPP Companies, jointly and severally, to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any KPP Company. Agent shall promptly notify Borrower of any action taken under this SECTION 12.3.

     12.4  Not in Control.  None of the covenants or other provisions contained
           --------------
in any Loan Paper shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any KPP Company; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this
SECTION 12.

     12.5  Course of Dealing.  The acceptance by Agent or Lenders of any partial
           -----------------
payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

     12.6  Cumulative Rights.  All Rights available to Agent, Determining
           -----------------
Lenders, and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

     12.7  Application of Proceeds.  Any and all proceeds ever received by Agent
           -----------------------
or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.

     12.8  Diminution in Value of Collateral.  Neither Agent nor any Lender has
           ---------------------------------
any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

     12.9  Certain Proceedings.  Borrower will promptly execute and deliver, or
           -------------------
cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Agent or Determining Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Agent's and Determining Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13 AGREEMENT AMONG LENDERS.
---------- -----------------------

     13.1  Agent.
           -----

          (a) Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf to: (i) act as its nominee and on its behalf in and under all Loan Papers; (ii) take any action that it properly requests under the Loan Papers (subject to the concurrence of other

     Lenders as may be required under the Loan Papers); (iii) receive all documents and items to be furnished to it under the Loan Papers; (iv) be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (v) distribute to it all material information, requests, documents, and items required to be delivered to it under the Loan Papers after any KPP Company delivers the same to Agent; and (vi) deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Paper or applicable Law.

          (b) Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf to: (i) arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; and (ii) promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Paper or applicable Law.

          (c) If the initial or any successor Agent ever ceases to be a party to this agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint the successor Agent from among the Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers, and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 13 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

          (d) Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower or any other party to a Loan Paper but simply is acting in the capacity described in this agreement to alleviate administrative burdens for Borrower, Lenders, and other parties to the Loan Papers, that Agent has no duties or responsibilities to Lenders or Borrower or other parties to the Loan Papers except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

          (e) Each KPP Company and Lender acknowledges and agrees that (i) Agent is acting as agent for Lenders under the Loan Papers, is (directly or through its Affiliates) the issuer of LCs under this agreement, is a Lender under the Loan Papers, acted as the private-placement adviser to Borrower and STI in respect of the transactions contemplated in the Note Agreements, is acting as the Collateral Trustee, and is the lender to KPC under the KPC Credit Agreement, and (ii) none of those roles constitutes a conflict of interest for Agent. Furthermore, Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with a KPC Company, act as trustee or depositary for any KPC Company, or otherwise be engaged in other transactions with any KPC Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any KPC Company that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of any KPC Company arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

     13.2  Expenses.  Each Lender shall pay its Default Percentage of any
           --------
reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Default Percentage of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

     13.3  Proportionate Absorption of Losses.  Except as otherwise provided in
           ----------------------------------
the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any KPP Company or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Default Percentage of the Obligation).

     13.4  Delegation of Duties; Reliance.  Subject to the Rights (including,
           ------------------------------
without limitation, any required consent) of Agent or any or all Lenders described elsewhere in this agreement, a Lender may perform its duties and exercise its Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform their duties and exercise their Rights under the Loan Papers by or through their respective Representatives (but a Lender's Representatives must work by or through Agent or their respective Representatives). Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE (A) permits Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its Default Percentage of the Principal Debt for all purposes until, subject to SECTION 14.11, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's Default Percentage of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for any KPP Company), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     13.5  Limitation of Agent's Liability.
           -------------------------------

          (a) Neither Agent nor any of its respective Representatives will be liable for any action taken or omitted to be taken by it under the Loan Papers in good faith and believed by it to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

          (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this agreement in accordance with instructions of Determining Lenders.

          (c) Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any party to any Loan Paper and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any KPP Company. Each Lender agrees to indemnify Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Default Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers if the applicable Person is not reimbursed for such amounts by any KPP Company. Although Agent and its respective Representatives have the right to be indemnified under this agreement for its or their own ordinary negligence, none of those Persons have the right to be indemnified under this agreement for its or their own fraud, gross negligence, or willful misconduct.

     13.6  Default; Collateral.  If a Default exists, Lenders agree to promptly
           -------------------
confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any property of any KPP Company, Agent is acting for the ratable benefit of each Lender. Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

     13.7  Limitation of Liability.  No Lender or any Participant will incur any
           -----------------------
liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent, Lender nor any Participant will incur any liability to any other Person for any act or omission of Agent, any Lender, or any Participant.

     13.8  Relationship of Lenders.  The Loan Papers do not create a partnership
           -----------------------
or joint venture among Agent and Lenders or among Lenders.

     13.9  Collateral Matters.
           ------------------

          (a) Each Lender authorizes and directs Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, all Lenders in accordance with the provisions of this agreement, the Security Documents, or the other Loan Papers, and the exercise by Agent (with the consent of, or at the request of, all Lenders) of powers concerning any Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

          (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Security Documents.

          (c) Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any KPP Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Security Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority.

          (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

          (e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under SECTION 9.10, if Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of SECTION 9.10; (iii) constituting property in which no KPP Company owned any interest at the time the Lender Lien was granted or at any time thereafter; (iv) constituting property leased to any KPP Company under a lease that has expired or been terminated in a transaction permitted under this agreement or is about to expire and that has not been, and is not intended by that KPP Company to be, renewed; or (v) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this SECTION 13.9(E).

     13.10 Benefits of Agreement.  None of the provisions of this SECTION 13
           ---------------------
inure to the benefit of any KPP Company or any other Person other than Agent and Lenders; consequently, no KPP Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 14 MISCELLANEOUS.
---------- -------------

     14.1  Nonbusiness Days.  Any payment or action that is due under any Loan
           ----------------
Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     14.2  Communications.  Unless otherwise stated, when a Loan Paper requires
           --------------
or permits any consent, approval, notice, request, or demand from one party to another, it must be written and is deemed given:

     . if by telecopy, when transmitted to the appropriate telecopy number (but, without affecting the date deemed given, a telecopy communication must be promptly confirmed by telephone);

     . if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service; and

     .    if by other means, when actually delivered.

Until changed by notice, the address and telecopy number are stated for (a) Borrower and Agent, beside their names on the signature pages below, and (b) each Lender, beside its name on SCHEDULE 2.1.

     14.3  Form and Number of Documents.  The form, substance, and number of
           ----------------------------
counterparts of each writing to be furnished under this agreement must be satisfactory to Agent and its counsel.

     14.4  Exceptions to Covenants.  No party to a Loan Paper may take or fail
           -----------------------
to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

     14.5  Survival.  All covenants, agreements, undertakings, representations,
           --------
and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

     14.6  Governing Law.  The Laws (other than conflict-of-laws provisions) of
           -------------
the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement, and interpretation of the Loan Papers.

     14.7  Invalid Provisions.  Any provision in any Loan Paper held to be
           ------------------
illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, Borrower, and each other party to the affected Loan Paper shall negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     14.8  Venue; Service of Process; Jury Trial.  EACH PARTY TO ANY LOAN PAPER,
           -------------------------------------
IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND PERMITTED ASSIGNS, (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN PAPER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (F) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel.
THE WAIVERS IN THIS SECTION 14.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this agreement may be filed as a written consent to a trial by the court.

     14.9  Amendments, Consents, Conflicts, and Waivers.
           --------------------------------------------

          (a) Unless otherwise specifically provided, (i) this agreement may be amended only by an instrument in writing executed by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and the Person(s) party to those other Loan Papers.

          (b) Any amendment to or consent or waiver under this agreement or any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by each party thereto (and, if not a party thereto, Agent) and executed (or approved, as the case may be) by each
     Lender: (i) extends the due date or decreases the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers;
     (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent or Lenders under this agreement (except such reductions as are contemplated by this agreement); (iii) changes the definition of "COMMITMENT," "COMMITMENT PERCENTAGE," "DETERMINING LENDERS" or "STATED TERMINATION DATE"; (iv) increases any one or more Lenders' Commitments; (v) waives compliance with, amends, or releases (in whole or in part) any Guaranty or any Collateral; or (vi) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Lenders under this agreement.

          (c) Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this agreement.

          (d) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     14.10 Multiple Counterparts.  Any Loan Paper may be executed in a number
           ---------------------
of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This agreement shall become effective when counterparts of this agreement have been executed and delivered to Agent by each Lender, Agent, and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this agreement.

     14.11 Successors and Assigns; Participations.
           --------------------------------------

          (a) Each Loan Paper binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this SECTION 14.11.

          (b) Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender shall remain a "Lender" under this agreement (and the Participant shall not constitute a "Lender" under this agreement) and its obligations under this agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Commitment Usage for all purposes under this agreement. Each party to any Loan Paper and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than those of a Lender under SECTIONS 3, 8.1, 8.4, and 8.13, and certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under
     SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this agreement), or releases any Guaranty or any collateral, if any, for the Obligation (other than releases of collateral permitted by SECTION 13.9(E)). Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

          (c) Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business, assign a proportionate part (not less than $5,000,000) of all or any part of its Rights and obligations under the Loan Papers (i) without the consent of any Person (including, without limitation, any KPP Company or Agent) to any of its Affiliates, and (ii) if no Default exists and if Borrower and Agent first consent (which consent may not be unreasonably withheld), to any of the following, if the potential assignee does not own any equity interests or Rights (excluding Rights under the Security Documents) to acquire any equity interests in any KSI Company: (A) a commercial bank that is organized under Laws of the United States of America or any of its states and has total assets in excess of $1,000,000,000; (B) a commercial bank that is organized under the Laws of another country that is a member of the Organization for Economic Cooperation and Development (the "OECD") -- or a political subdivision of any such country, has total assets in excess of $1,000,000,000, and is acting either through its main office or a branch or an agency that has total assets in excess of $1,000,000,000 and is located in the country of its organization or another country that is also a member of the OECD; (C) the central bank of any country that is a member of the OECD; or (D) a finance company, insurance company, or other financial institution or fund that has total assets in excess of $1,000,000,000.
     Each such permitted assignee is called a "PURCHASER."

          (d) In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached EXHIBIT F. Each assignment under this SECTION 14.11(C) shall include a ratable interest in the assigning Lender's Rights and obligations under the Loan Papers.

     Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $1,500 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this agreement and shall have all the Rights and obligations of a Lender under this agreement to the same extent as if it were an original party to this agreement with Commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders, or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this CLAUSE (C), then (x) the then-existing SCHEDULE 2.1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, (y) Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Commitment following transfer, and (z) upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this agreement. A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this agreement as of the date of this agreement.

          (e) Any Lender may at any time, without the consent of any Person (including, without limitation, any KPP Company or Agent), assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

          (f) Notwithstanding any contrary provision in this agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Default Percentage basis (which must be accepted or rejected within five Business Days after the offer).

     14.12 Discharge Only Upon Payment in Full; Reinstatement in Certain
           -------------------------------------------------------------
Circumstances.  Each Person's obligations under the Loan Papers remain in full
-------------
force and effect until the total Commitments are terminated and the Obligation is paid in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on any Note or any other amount payable by any KPP Company or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of any Person or otherwise, the obligations of each Person under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

     14.13 Entirety.  THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN
           --------
BORROWER, LENDERS, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.

     EXECUTED as of the day and year first mentioned.


2400 Lakeside Boulevard, Suite 600  KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.,
Richardson, Texas  75082            as Borrower
Attn:  Edward D. Doherty,
       Chairman                     By:     KANEB PIPE LINE COMPANY,
Telecopy:  214/699-4025                     General Partner


                                    By  /s/ Edward D. Doherty
                                        ------------------------------
                                        Edward D. Doherty, Chairman


2200 Ross Avenue                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
Dallas, Texas  75266-0197           as Agent and a Lender
Attn:  John A. Fields, Jr.,
       Assistant Vice President
Telecopy:  214/922-2807             By  /s/ W. Paschall Tosch
                                        ----------------------------------------
                                        W. Paschall Tosch, Senior Vice President


                                    BANK OF MONTREAL, as a Lender


                                    By  /s/ Michael D. Pincus
                                        ----------------------------------------
                                        Michael D. Pincus, Director,
                                        U.S. Corporate Banking